Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of July 15, 2014, and is entered into by and among DOOH US HOLDINGS LLC, as Administrative Agent for the lenders (“Lenders”) party to the Credit Agreement (as defined below) (in such capacity, together with its permitted successors and assigns in such capacity, “Administrative Agent”), the Lenders, RMG Networks Holding Corporation, a Delaware corporation formerly known as SCG Financial Acquisition Corp. (“RMG Parent”), the direct and indirect domestic Subsidiaries of RMG Parent listed on the signature pages hereto as “Borrowers” (together with RMG Parent, collectively, “Borrowers”) and the other direct and indirect domestic Subsidiaries of RMG Parent listed on the signature pages hereto as “Guarantors” (collectively, “Guarantors” and together with Borrowers, collectively, “Loan Parties”).

W I T N E S S E T H:

WHEREAS, the Loan Parties, Administrative Agent (or its predecessors in interest) and the Lenders signatory thereto from time to time are parties to that certain Credit Agreement dated as of April 19, 2013 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”; capitalized terms used but not defined herein have the definitions provided therefor in the Credit Agreement);

WHEREAS, the Borrowers have requested that Administrative Agent and the Lenders agree to amend the Credit Agreement as provided herewith so as to, among other things, provide additional loans to the Borrowers; and

WHEREAS, Administrative Agent and the undersigned Lenders have agreed to amend the Credit Agreement and provide such additional loans, subject to the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.

Amendments.  Subject to the satisfaction of the applicable conditions set forth in Section 2 below, and in reliance on the representations and warranties set forth in Section 3 below, Administrative Agent and the undersigned Lenders hereby agree that, (i) the Credit Agreement is hereby amended to delete the bold, stricken text (indicated textually in the same manner as the following example: stricken text) and to add the bold, double-underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto (such document, the “Amended Credit Agreement”) and (ii) the Schedules to the Credit Agreement are hereby amended and restated in their entirety with the schedules attached hereto as Exhibit C.

2.

Conditions to Effectiveness.  The effectiveness of Section 1 of this Amendment is subject to the following conditions precedent:

(a)

Administrative Agent shall have received a copy of this Amendment executed by each Loan Party and Lenders constituting Required Lenders;

(b)

Administrative Agent shall have received each of the documents, instruments and agreements set forth on the closing checklist attached as Exhibit B hereto;

(c)

each of the conditions precedent set forth in Section 4.01 of the Amended Credit Agreement shall have been satisfied; and

(d)

after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

3.

Representations and Warranties.  To induce Administrative Agent and the undersigned Lenders to enter into this Amendment, each Loan Party represents and warrants to Administrative Agent and Lenders that:

(a)

the execution, delivery and performance of this Amendment and the agreements entered into in connection herewith have been duly authorized by all requisite corporate action on the part of such Loan Party and have been unanimously approved by a standing committee of RMG Parent’s board of directors, consisting solely of independent, disinterested directors (the “Committee”), and no further consent or authorization is required by RMG Parent or any of the other Loan Parties, their respective boards of directors or any committee thereof (including the Committee) or any of their respective stockholders or other equity holders;

(b)

the Committee was formed for the purpose of evaluating financing opportunities and alternatives for RMG Parent, with the authority to approve RMG Parent’s entry into any such financing opportunity, including RMG Parent’s entry into this Amendment and the agreements entered into in connection herewith and consummation of the transactions contemplated hereby; the Committee sought and considered various financing alternatives, including financing alternatives that did not include the Lenders, and, in connection with its consideration of such financing alternatives, the Committee had the opportunity to engage legal and other advisors; and, in connection with its approval, the Committee determined that it is advisable and in the best interests of RMG Parent and its stockholders to enter into this Amendment and the agreements entered into in connection herewith and consummate the transactions contemplated hereby;

(c)

this Amendment has been duly executed and delivered by such Loan Party;

(d)

the Loan Parties have furnished to the Administrative Agent true and correct copies of the organizational documents of each of the Loan Parties, as amended and in effect on the date hereof;

(e)

each representation and warranty contained in the Credit Agreement or in any other Loan Document is true and correct in all material respects as of the date hereof, with the same effect as though made on the date hereof (except to the extent that any such representation or warranty speaks to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date); and

(f)

after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

4.

Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

5.

References.  Any reference to the Credit Agreement contained in any document, instrument or Loan Document executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment.

6.

Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by telecopier or pdf shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telecopier or pdf shall also deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

7.

Ratification.  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement.  Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.

8.

Governing Law.  This Amendment shall be governed by, and construed in accordance with, the law of the State of New York applicable to contracts made and to be performed in the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

RMG NETWORKS HOLDING CORPORATION f/k/a SCG Financial Acquisition Corp., as a Borrower

By:	/s/ Loren Buck
Name:	Loren Buck
Title:	Executive Vice President

SCG FINANCIAL MERGER I CORP., as a Borrower

By:	/s/ Loren Buck
Name:	Loren Buck
Title:	Executive Vice President

RMG NETWORKS HOLDINGS, INC., f/k/a Reach Media Group Holdings, Inc., as a Borrower

By:	/s/ Loren Buck
Name:	Loren Buck
Title:	Executive Vice President

RMG NETWORKS, INC., as a Borrower

By:	/s/ Loren Buck
Name:	Loren Buck
Title:	Executive Vice President

RMG ENTERPISE SOLUTIONS HOLDINGS CORPORATION f/k/a Symon Holdings Corporation, as a Borrower

By:	/s/ Loren Buck
Name:	Loren Buck
Title:	Executive Vice President

RMG ENTERPRISE SOLUTIONS, INC. f/k/a Symon Communications, Inc., as a Borrower

By:	/s/ Loren Buck
Name:	Loren Buck
Title:	Executive Vice President

GUARANTORS:

RMG MEDIA NETWORKS, INC., a Delaware corporation

By:	/s/ Loren Buck
Name:	Loren Buck
Title:	Executive Vice President

EMN ACQUISITION CORPORATION, a Delaware corporation

By:	/s/ Loren Buck
Name:	Loren Buck
Title:	Executive Vice President

EXECUTIVE MEDIA NETWORK, INC., a New York corporation

By:	/s/ Loren Buck
Name:	Loren Buck
Title:	Executive Vice President

CORPORATE IMAGE MEDIA, INC., a New York corporation

By:	/s/ Loren Buck
Name:	Loren Buck
Title:	Executive Vice President

PROPHET MEDIA LLC, a New York limited liability company

By:	/s/ Loren Buck
Name:	Loren Buck
Title:	Executive Vice President

SYMON LV, LLC, a Nevada limited liability company

By:	/s/ Loren Buck
Name:	Loren Buck
Title:	Executive Vice President

ADMINISTRATIVE AGENT:

DOOH US HOLDINGS LLC, as Administrative Agent

By:	DOOH Media Management LLC, its Manager

By:	/s/ Donald R. Wilson, Jr.
Name:	Donald R. Wilson, Jr.
Title:	Manager

LENDERS:

CHILDREN’S TRUST C/U THE DONALD R. WILSON 2009 GRAT #1, as a Lender

By:	/s/ Jennifer Wilson
Name:	Jennifer Wilson
Title:	Trustee

WHITE KNIGHT CAPITAL MANAGEMENT LLC, as a Lender

By:	/s/ Gregory Sachs, Trustee
Name:	Gregory H. Sachs Revocable Trust UDT Dtd. 4/24/98
Title:	Member

EXHIBIT A

Amended Credit Agreement

See attached

CREDIT AGREEMENT,

as amended on the Third Amendment Effective date

Dated as of April 19, 2013

by and among

~~SCG FINANCIAL ACQUISITION CORP.~~

RMG NETWORKS HOLDING CORPORATION

and

CERTAIN OF THE DIRECT AND INDIRECT SUBSIDIARIES

OF ~~SCG FINANCIAL ACQUISITION CORP.~~ RMG NETWORKS HOLDING CORPORATION,

as Borrowers,

THE FINANCIAL INSTITUTIONS PARTY HERETO,

as Lenders,

and

~~KAYNE ANDERSON SENIOR CREDIT ADVISORS,~~ DOOH US HOLDINGS LLC,

as Administrative Agent~~, and COMVEST CAPITAL~~(as successor in interest to Comvest Capital II, L.P.,)

~~as Documentation Agent~~

TABLE OF CONTENTS

		Page

ARTICLE 1 DEFINITIONS; CERTAIN TERMS		21
Section 1.01	Definitions.	21
Section 1.02	Terms Generally.	2415
Section 1.03	Accounting and Other Terms.	2515
Section 1.04	Time References.	2615

ARTICLE 2 THE LOANS		2616
Section 2.01	Term ~~Loans~~ Loan.	2616
Section 2.02	[Reserved].	2616
Section 2.03	Repayment of Loans; Evidence of Debt.	2616
Section 2.04	Interest.	2717
Section 2.05	~~Termination of Commitment~~ Prepayment of Loans.	2918
Section 2.06	Fees.	3219
Section 2.07	Payments Generally.	3320
Section 2.08	Increased Costs and Reduced Return.	3521
Section 2.09	Taxes.	3722
Section 2.10	~~Inability to Determine Interest Rate.~~Reserved.	4024
Section 2.11	~~Illegality~~Reserved.	4124
Section 2.12	Replacement of Lenders.	4124
~~Section 2.13~~	~~Nature and Extent of Each Borrower’s Liability.~~	42

ARTICLE 3 [RESERVED]		4325

ARTICLE 4 CONDITIONS TO LOANS		4325
Section 4.01	Conditions Precedent to Effectiveness.	4325

ARTICLE 5 REPRESENTATIONS AND WARRANTIES		4526
Section 5.01	Representations and Warranties.	4526

ARTICLE 6 COVENANTS OF THE LOAN PARTIES		5432
Section 6.01	Affirmative Covenants.	5432
Section 6.02	Negative Covenants.	6237
Section 6.03	Financial Covenants.	6840

ARTICLE 7 EVENTS OF DEFAULT		7042
Section 7.01	Events of Default.	7042

ARTICLE 8 AGENT		7444
Section 8.01	Appointment.	7444
Section 8.02	Nature of Duties.	7445
Section 8.03	Rights, Exculpation, Etc.	7545
Section 8.04	Reliance.	7645
Section 8.05	Indemnification.	7646
Section 8.06	Administrative Agent Individually.	7746
Section 8.07	Successor Agent.	7746
Section 8.08	Collateral Matters.	7846
Section 8.09	Agency for Perfection.	7947
Section 8.10	~~Additional Titled Agents.~~Reserved.	7947
Section 8.11	Action by Lenders.	8048
Section 8.12	Administrative Agent as UK Security Trustee.	8048

ARTICLE 9 [RESERVED]		8148

-i-

ARTICLE 10 MISCELLANEOUS		8148
Section 10.01	Notices, Etc.	8148
Section 10.02	Amendments, Etc.	8450
Section 10.03	Expenses; Taxes; Attorneys’ Fees.	8550
Section 10.04	Right of Set-off.	8550
Section 10.05	Severability.	8651
Section 10.06	Assignments and Participations.	8651
Section 10.07	Counterparts.	8952
Section 10.08	GOVERNING LAW.	8952
Section 10.09	CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE.	8953
Section 10.10	WAIVER OF JURY TRIAL, ETC.	9053
Section 10.11	Consent by the Administrative Agent and Lenders.	9153
Section 10.12	No Party Deemed Drafter.	9153
Section 10.13	Marshaling; Reinstatement; Certain Payments.	9153
Section 10.14	Indemnification.	9154
Section 10.15	Records.	9354
Section 10.16	Binding Effect.	9355
Section 10.17	Confidentiality.	9355
Section 10.18	Integration.	9455
Section 10.19	Patriot Act.	9455
Section 10.20	Independent Nature of Lenders.	55

-ii-

SCHEDULE AND EXHIBITS

Schedule 1.01(A)	Lenders and Lenders’ Commitments
Schedule 4.01	Closing Checklist
Schedule 5.01(e)(i)	~~SCG~~RMG Holding’s Capitalization
Schedule 5.01(e)(ii)	Subsidiaries; Capitalization of Subsidiaries
Schedule 5.01(f)	Litigation; Commercial Tort Claims
Schedule 5.01(o)	Real Property
Schedule 5.01(q)	Environmental Matters
Schedule 5.01(u)	Intellectual Property
Schedule 5.01(y)	Brokers
Schedule 6.02(a)	Existing Liens
Schedule 6.02(b)	Existing Indebtedness
Schedule 6.02(e)	Existing Investments
Schedule 6.02(h)	Transactions with Affiliates
Schedule 6.02(i)	Limitations on Dividends and Other Payment Restrictions
Schedule 6.02(n)	Bank Accounts
Schedule 6.02(o)	Contingent Obligations

Exhibit A	Form of Compliance Certificate
Exhibit B	[Reserved]
Exhibit C	[Reserved]
Exhibit D	~~Form of Excess Cash Flow Certificate~~ [Reserved]
Exhibit E	~~Notice of Conversion/Continuation~~ [Reserved]
Exhibit F	Form of Assignment and Acceptance

-iii-

CREDIT AGREEMENT

Credit Agreement, dated as of April 19, 2013, by and among RMG Networks Holding Corporation, a Delaware corporation formerly known as SCG Financial Acquisition Corp., a Delaware corporation (“~~SCG~~RMG Holdings”) and the direct and indirect domestic Subsidiaries of ~~SCG~~RMG Holdings party hereto from time to time as borrowers (each a “Borrower” and collectively, the “Borrowers”), the other direct and indirect Subsidiaries of ~~SCG~~RMG Holdings party hereto from time to time as guarantors (together with the Borrowers, each a “Loan Party” and collectively, the “Loan Parties”), the financial institutions from time to time party hereto (each a “Lender” and collectively, the ~~”Lenders”), Kayne Anderson Senior Credit Advisors, LLC,~~ “Lenders”), DOOH US HOLDINGS LLC, (as successor in interest to Comvest Capital II, L.P.) as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity in accordance with Section 8.07, the ”Administrative Agent”), and ~~Kayne Anderson Senior Creditor Advisors, LLC,~~DOOH US HOLDINGS LLC, (as successor in interest to Comvest Capital II, L.P.) as UK security trustee for the Lenders (in such capacity, together with its successors and assigns in such capacity in accordance with the UK Security Documents (as hereinafter defined), the ”UK Security Trustee”).

RECITALS

~~Prior to the Closing Date, SCG formed two indirect, wholly-owned subsidiaries, SCG Financial Merger II Corp., a Delaware corporation (“Merger Sub II”), and SCG Financial Merger III Corp., a Delaware corporation (“Merger Sub III”), for the purpose of acquiring each of (i) Reach Media Group Holdings, Inc., a Delaware corporation (“RMG”) and each of its direct and indirect subsidiaries, by merging Merger Sub II with and into RMG, with RMG being the surviving entity of such merger, pursuant to the terms of the RMG Merger Agreement (the “RMG Acquisition”), and (ii) Symon Holdings Corporation, a Delaware corporation (“Symon”) and each of its direct and indirect subsidiaries, by merging Merger Sub III with and into Symon, with Symon being the surviving entity of such merger, pursuant to the terms of the Symon Merger Agreement (the “Symon Acquisition”).~~

~~The RMG Acquisition was consummated on April 8, 2013 in accordance with the terms of the RMG Merger Agreement and in compliance with all applicable law.~~

The Borrowers have an outstanding principal balance of $8,000,000 in existing terms loans and have asked the Lenders to extend additional credit to the Borrowers in the principal amount of $4,000,000, consisting of ~~a term loan in the~~an aggregate principal amount of $~~24,000,000~~12,000,000. The proceeds of the term loan shall be used ~~to finance the Symon Acquisition~~for general working capital purposes of Borrowers, for Capital Expenditures, for Permitted Acquisitions and to pay fees and expenses related to this Agreement~~and the Symon Acquisition.~~

To induce Administrative Agent and the Lenders to enter into this Agreement and make the additional term loan contemplated hereby, RMG Holdings and certain of its Subsidiaries, have agreed to ~~become~~remain Borrowers hereunder, and certain other of RMG Holding’s Subsidiaries (other than their Foreign Subsidiaries), have agreed to ~~become~~remain Guarantors of the Obligations, and to ~~grant Liens on all or substantially all of their assets tosecure such Guaranties.Upon consummation of the Symon Acquisition and the other transactions contemplated hereby, it is expected that Symon and certain of its Subsidiaries will become Borrowers hereunder and that certain other of Symon’s Subsidiaries (other than their Foreign Subsidiaries), will become Guarantors of the Obligations, and will grant~~reaffirm Liens on all or substantially all of their assets to secure such Guaranties.

The Lenders are severally, and not jointly, willing to extend such credit to the Borrowers subject to the terms and conditions hereinafter set forth.

In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS; CERTAIN TERMS

Section 1.01

Definitions.

As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Account Debtor” means each debtor, customer or obligor in any way obligated on or in connection with any Account Receivable.

“Account Receivable” means, with respect to any Person, any and all rights of such Person to payment for goods sold and/or services rendered, including, and together with, accounts, general intangibles and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future, and any proceeds arising therefrom or relating thereto.

“Administrative Agent” has the meaning specified therefor in the preamble hereto and includes the UK Security Trustee.

“Administrative Agent Advances” has the meaning specified therefor in Section 8.08(a).

“Administrative Agent’s Account” means the following account or such other account designated by the Administrative Agent from time to time as the account into which (i) the Loan Parties shall make all payments to the Administrative Agent for the benefit of the Administrative Agent and the Lenders under this Agreement and the other Loan Documents and (ii) the Lenders shall deposit funds to be loaned to Borrowers hereunder:

~~Bank:~~	~~City National Bank~~
~~City/State:~~	~~Los Angeles, CA 90071~~
~~ABA #:~~	~~122016066~~
~~Account Name:~~	~~Kayne Anderson Capital Advisors, L.P.~~
~~Account Number:~~	~~113121750~~
~~Reference:~~	~~SCG Acquisition~~

Bank:	JP Morgan Chase
ABA #:	021000021
Account #:	478106292
Name of Account:	DOOH US Holdings, LLC

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (i) vote ten percent (10%) or more of the Capital Stock having ordinary voting power for the election of directors (or similar Persons) of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.  Notwithstanding anything herein to the contrary, in no event shall Administrative Agent or any Lender be considered an “Affiliate” of any Loan Party.

“Agency Transfer Agreement” means the Agreement Regarding Agency Resignation, Appointment and Acceptance dated on or around the Third Amendment Effective Date by and among the Loan Parties, Comvest and Administrative Agent.

“Agreement” means this Credit Agreement, as amended, restated, supplemented or otherwise modified in accordance with its terms, including all exhibits and schedules.

“~~Applicable Margin” means, for any day, for (i) Base Rate Loans, seven and one-fourth of one percent (7.25%) per annum and (ii) LIBOR Loans, eight and one-half percent (8.50%) per annum.~~ Assignment Term Loan” has the meaning set forth in Section 2.01.

“Assignment and Acceptance” means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Administrative Agent (if required), in accordance with Section 10.06 hereof and substantially in the form of Exhibit F hereto or such other form acceptable to the Administrative Agent.

“Authorized Officer” means, with respect to any Person, the chief executive officer, chief financial officer, president or any other authorized executive officer of such Person.

“Bankruptcy Code” means the United States Bankruptcy Code.

~~“Base Rate” means a variable per annum rate of interest equal to the greatest of (i) the rate of interest publicly announced by JPMorgan Chase Bank in New York, New York from time to time as its base rate or prime rate, (ii) the Federal Funds Rate plus one-half of one percent (0.50%) and (iii) the sum of (a) the applicable LIBOR for such day, provided that for the purposes of this clause, the Interest Period referenced in the definition of LIBOR shall be assumed to be 1 month and the rate for each day in any month shall be the applicable rate as of the first Business Day of such month, and (b) the difference of (1) the then effective Applicable Margin for LIBOR Loans minus (2) the then effective Applicable Margin for Base Rate Loans. The base rate or prime rate is determined from time to time by JPMorgan Chase Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by JPMorgan Chase Bank to any particular class or category of customers. Each change in the Base Rate shall be effective from and including the date such change is publicly announced as being effective.~~

~~“Base Rate Loans” means Loans for which the rate of interest is based on the Base Rate.~~

“Board” means the Board of Governors of the Federal Reserve System of the United States.

“Borrower” and “Borrowers” have the meaning specified therefor in the preamble hereto.

“BrazilCo” means a Subsidiary of a Loan Party formed under the laws of the country of Brazil.

“Business Day” means ~~(i)~~ for all purposes other than as covered by clause (ii) of this definition, any day other than a Saturday, Sunday or other day on which commercial banks in ~~Los Angeles~~Chicago are authorized or required to close ~~and (ii) with respect to all notices, determinations, fundings and payments in connection with LIBOR Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the applicable interbank LIBOR market.~~

“Capital Expenditures” are defined in the Compliance Certificate.

“Capital Guideline” means any law, rule, regulation, policy, guideline or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) of any central bank or Governmental Authority (i) regarding capital adequacy, capital ratios, capital requirements, the calculation of a bank’s capital or similar matters, or (ii) affecting the amount of capital required to be obtained or maintained by any Lender or any Person controlling any Lender, or the manner in which any Lender or any Person controlling any Lender allocates capital to any of its contingent liabilities (including letters of credit), advances, acceptances, commitments, assets or liabilities.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person including, in each instance in clauses (i) and (ii) above, options, warrants, convertible securities and other equity securities.

“Capitalized Lease” means, with respect to any Person, any lease of real or personal property by such Person as lessee which is required under GAAP to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means, with respect to any Person, obligations of such Person and its Subsidiaries to pay rent under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Change of Control” means the occurrence of any one or more of the following:  (i) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 as in effect on the Closing Date) other than Donald R. Wilson, Gregory Sachs and their respective controlled Affiliates shall have acquired more than 45.0% of the outstanding Capital Stock of ~~SCG~~RMG Holdings (ii) subject to the provisions of Section 6.02(c), ~~SCG~~RMG Holdings ceases to beneficially own and control, directly or indirectly, free and clear of all Liens other than Liens in favor of Administrative Agent, one hundred percent (100%) of the issued and outstanding Capital Stock of each other Loan Party  or any of their Subsidiaries, (iii) Greg Sachs shall cease to be the Executive Chairman of ~~SCG~~RMG Holdings and a successor reasonably acceptable to the Administrative Agent and the Required Lenders is not appointed on terms reasonably acceptable to the Administrative Agent and the Required Lenders within ninety (90) days of such cessation or (iv) any Person who owns a controlling interest in or otherwise controls a Loan Party is or shall be (A) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (B) a person designated under Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders or law~~; or (v) a “Change of Control” as defined in the Subordinated Loan Documents has occurred.~~

“Closing Date” means the date on which the Loans are made.

“Collateral” means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations.

“Compliance Certificate” means a certificate signed by an Authorized Officer of ~~SCG~~RMG Holdings, in the form of Exhibit A.

“Consolidated Domestic EBITDA” is defined in the Compliance Certificate.

“Consolidated EBITDA” is defined in the Compliance Certificate.

~~“Consolidated Funded Senior Indebtedness” is defined in the Compliance Certificate.~~

“~~Consolidated Funded Total Indebtedness” is defined in the Compliance Certificate.~~

“Consolidated Pro Forma EBITDA” is defined in the Compliance Certificate.

“Contingent Obligation” means, with respect to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, lease, dividend or other obligation (“primary obligations”) of any other Person (the ”primary obligor”) in any manner, whether directly or indirectly, including (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, and (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include any product warranties extended in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Default” means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Default Rate” means, with respect to any Obligation, a rate of interest per annum equal to ~~the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement with respect to such Obligation plus two percent (2~~ fourteen percent (14%).

“Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any sales of Inventory in the ordinary course of business and leases or licenses of property in the ordinary course of business.

“Dollar,” “Dollars” and the symbol “$” each means lawful money of the United States of America.

“DW Lender” has the meaning set forth in Section 2.01.

“Employee Benefit Plan” means an employee benefit plan subject to ERISA sponsored by or with respect to which any Loan Party or any of its ERISA Affiliates has or may have liability,  including contingent liability.

“Employee Plan” means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA sponsored by or with respect to which any Loan Party or any of its ERISA Affiliates has or may have liability, including contingent liability.

“Environmental Actions” means any action, complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, or judgment from any Person or Governmental Authority relating to (i) violations of or non-compliance with Environmental Laws by any Loan Party or any of its Subsidiaries or by any other Person in connection with the ownership or operation of the assets, the facilities, the properties or the business of any Loan Party or any of its Subsidiaries, (ii) any actual or alleged liabilities, responsibilities or obligations of any Loan Party or any of its Subsidiaries or any predecessor in interest (a) relating to adverse environmental conditions at, on, under or from any assets, facilities or properties owned or operated by any Loan Party or any of its Subsidiaries or (b) resulting from or in connection with operation of the assets, the facilities, the properties or the business of any Loan Party or any of its Subsidiaries, or (iii) any Release of Hazardous Materials (a) at, on, under or from any assets, properties or businesses owned or operated by any Loan Party or any of its Subsidiaries, (b) at, on, under or from adjoining properties or businesses, or (c) at, on, under or from any facilities which received Hazardous Materials generated or otherwise handled by any Loan Party or any of its Subsidiaries.

“Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Federal Clean Water Act, the Clean Air Act, the Toxic Substances Control Act and the Occupational Safety and Health Act, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other requirement or determination of any Governmental Authority imposing liabilities or establishing standards of conduct for the protection of human health or the environment, including any  requirements or determinations relating to the Release, presence, use, generation, storage, transportation, treatment, management, handling or disposal of Hazardous Materials.

“Environmental Liabilities and Costs” means all liabilities, monetary obligations, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of or in response to any adverse environmental condition or a Release of Hazardous Materials at, on, under or from (i) any property or facility presently or formerly owned or operated by any Loan Party or any of its Subsidiaries or (ii) any property or facility which received Hazardous Materials generated, transported or otherwise handled by any Loan Party or any of its Subsidiaries.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) whose employees are treated as being employed by a single employer, which includes such Person, pursuant to Sections 414(b), (c), (m) and (o) of the IRC or Section 4001(b) of ERISA.

“Event of Default” means any of the events set forth in Section 7.01.

“~~Excess Cash Flow” is defined in the Excess Cash Flow Certificate.~~ Exchange Act” means the Securities Exchange Act of 1934, as amended.

“~~Excess Cash Flow Certificate” means a certificate signed by an Authorized Officer of SCG in the form of Exhibit D.~~ Existing Term Loans” has the meaning set forth in Section 2.01.

“Extraordinary Receipts” means any cash received by any Borrower or any of the other Loan Parties not in the ordinary course of business (and not consisting of proceeds described in Section 2.05(c)(ii) or (iii) hereof), including (i) foreign, United States, state or local tax refunds to the extent not included in Consolidated EBITDA, (ii) proceeds of casualty insurance, (iii) condemnation awards (and payments in lieu thereof), and (vi) any purchase price adjustment received in connection with any purchase agreement.

“FATCA” means Sections 1471 through 1474 of the IRC and any regulations or official interpretations thereof (including any Revenue Ruling, Revenue Procedure, Notice or similar guidance issued by the Internal Revenue Service thereunder as a precondition to relief or exemption from taxes under such provisions).

~~“Fee Letter” means that certain letter agreement of even date herewith, setting forth certain fee obligations of Borrowers, between Borrowers and Administrative Agent.~~

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Statements” means (i) the audited consolidated balance sheet ~~of Borrowers and their~~, statement of operations, statement of stockholders’ equity and statement of cash flows of RMG Holdings and its Subsidiaries as at the end of, and for, the Fiscal Year ended December 31, ~~2012, and the related consolidated income, owners’ equity and cash flow statements for the Fiscal Year then ended~~ 2013 included in RMG Holdings’ Annual Report on Form 10-K for such Fiscal Year as filed with the SEC, (ii) the ~~audited~~unaudited consolidated balance sheet, statement of operations and statement of cash flows of RMG Holdings and its Subsidiaries ~~for~~as at the ~~fiscal year~~end of the Fiscal Quarter ended ~~December 31, 2012, and the related consolidated income, owners’ equity and cash flow statements for the fiscal year then ended,~~March 31, 2014 and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter included in RMG Holdings’ Quarterly Report on Form 10-Q for such Fiscal Quarter as filed with the SEC and (iii) the unaudited consolidated balance sheet, statement of operations and statement of stockholders’ equity of RMG Holdings and its Subsidiaries as ~~of February 28, 2013, and the related income statement for the two months then ended, (iv) the audited consolidated balance sheet of Symon and its Subsidiaries for the fiscal year ended January 31, 2013, and the related consolidated income, owners’ equity and cash flow statements for the fiscal year then ended and (v) the unaudited consolidated balance sheet of Symon and its Subsidiaries as of February 28, 2013, and the related income statement for the one month then ended.~~ at the end of each of the months ended April 30, 2014 and May 31, 2014, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month.

“Fiscal Quarter” means a fiscal quarter of the Borrowers and their Subsidiaries ending on each March 31, June 30, September 30 and December 31.

“Fiscal Year” means the fiscal year of the Borrowers and their Subsidiaries ending on December 31 of each year.

~~“Fixed Charge Coverage Ratio” is defined in the Compliance Certificate.~~

“Foreign Subsidiary” means any Subsidiary that is not incorporated or organized under the laws of a State within the United States of America or the District of Columbia, and that is a “controlled foreign corporation” within the meaning of Section 957 of the IRC with respect to which a Loan Party is a “US Shareholder” within the meaning of Section 951(b) of the IRC; provided, however, as used in this Agreement, the term “Foreign Subsidiary” shall not include any Subsidiary that otherwise meets the criteria of a “Foreign Subsidiary”, but that, as of the end of any Fiscal Year, has repatriated substantially all of its cash and cash equivalents to the United States in each of the prior two Fiscal Years and has executed a Guaranty in favor of the Lenders with respect to the Term Loan.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that for the purpose of Section 6.03 hereof and the definitions used therein, “GAAP” shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements, provided, further, that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 6.03 hereof, the Administrative Agent and ~~SCG~~RMG Holdings shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 6.03 hereof shall be calculated as if no such change in GAAP has occurred.

“Governmental Authority” means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“GS Lender” has the meaning set forth in Section 2.01.

“Guarantor” or “Guarantors” means each Person which guarantees, pursuant to Section 6.01(j) or otherwise, all or any part of the Obligations.

“Guaranty” means each guaranty made by any Guarantor in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders.

“Hazardous Material” means (i) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws, (ii) petroleum and its refined products, (iii) polychlorinated biphenyls, and (iv) any substance exhibiting a hazardous waste characteristic, including corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials.

“Hedging Agreement” means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

“Indebtedness” means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person’s business and not outstanding for more than one hundred eighty (180) days after the date such payable was created), including, in each case to the extent constituting indebtedness in accordance with GAAP, earnouts and other similar obligations; (iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (iv) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person; (v) all Capitalized Lease Obligations of such Person; (vi) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (vii) all obligations and liabilities, calculated on a basis satisfactory to the Administrative Agent and in accordance with accepted practice, of such Person under Hedging Agreements; (viii) all obligations referred to in clauses (i) through (vii) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The

Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer.

“Indemnitees” has the meaning specified therefor in Section 10.14(a).

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Interest Payment Date” means ~~(i) as to any Base Rate Loan, the first day of each month during the term of this Agreement, (ii) as to any LIBOR Loan having an Interest Period of three months or less, the last day of such Interest Period, (iii) as to any LIBOR Loan having an Interest Period longer than three months, each day which is three months after the first day of such Interest Period and the last day of such Interest Period and (iv) as to any Loan which is the subject of a mandatory prepayment required pursuant to this Agreement, the date of such prepayment.~~ the last day of each calendar month.

~~“Interest Period” means, with respect to any LIBOR Loan, the period commencing on the borrowing date or continuation or conversion date, as the case may be, with respect to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by SCG in the Notice of Conversion/Continuation given with respect thereto; provided that the foregoing provisions are subject to the following:~~

~~(a)    if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;~~

~~(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;~~

~~(c)    no Interest Period shall extend beyond any principal amortization payment date with respect to the Term Loan unless the portion of the Term Loans consisting of Base Rate Loans together with the portion of the Term Loans consisting of LIBOR Loans with Interest Periods expiring prior to or concurrently with the date such principal amortization payment date is due, is at least equal to the amount of such principal amortization payment due on such date; and~~

~~(d)    no more than five (5) LIBOR Loans may be in effect at any time.~~

“Inventory” means, with respect to any Person, all goods and merchandise of such Person, including all raw materials, work-in-process, packaging, supplies, materials and finished goods of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an Account Receivable or cash.

“IRC” means the Internal Revenue Code of 1986.

“Lease” means any lease of real property to which any Loan Party or any of its Subsidiaries is a party as lessor or lessee.

“Lender” or “Lenders” has the meaning specified therefor in the preamble hereto.

~~“LIBOR” means, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the greater of (i) a rate per annum equal to (A) the offered rate for deposits in Dollars for the applicable Interest Period and for the amount of the applicable LIBOR Loan that appears on the Reuters Screen LIBOR01 Page at 11:00 a.m. London time (or, if not so appearing, as published in the “Money Rates” section of The Wall Street Journal or another national publication selected by the Administrative Agent) two (2) Business Days prior to the first day of such Interest Period, divided by (B) the sum of one minus the daily average during such Interest Period of the aggregate maximum reserve requirement (expressed as a decimal) then imposed under Regulation D of the Board for “Eurocurrency Liabilities” (as defined therein), and (ii) one and one-half percent (1.50%) per annum.~~

~~“LIBOR Breakage Fees” has the meaning specified therefor in Section 2.06(c).~~

~~“LIBOR Loans” means Loans for which the rate of interest is based on the LIBOR.~~

“Lien” means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

“Loan” means the Term Loan.

“Loan Account” means an account maintained hereunder by the Administrative Agent on its books of account at the Payment Office and, with respect to the Borrowers, in which the Borrowers will be charged with all Loans made to, and all other Obligations incurred by, the Borrowers.

“Loan Document” means this Agreement, any Guaranty, any Security Agreement, any UK Security Document, any Mortgage, the Fee Letter, any UCC Filing Authorization Letter, ~~the~~any Subordination Agreement, the Reaffirmation, the Agency Transfer Agreement, any deposit account control agreement and any other agreement, instrument, and other document executed and delivered pursuant hereto or thereto or otherwise evidencing, pertaining to or securing any Obligation.

“Loan Parties” means the Borrowers and the Guarantors.

“Material Adverse Effect” means a material adverse effect on any of (i) the operations, business, assets, properties or financial condition of the Loan Parties taken as a whole, (ii) the ability of any Loan Party to perform any of its obligations under any Loan Document to which it is a party, (iii) the legality, validity or enforceability of this Agreement or any other Loan Document, (iv) the rights and remedies of Administrative Agent or any Lender under any Loan Document, or (v) the validity, perfection or priority of a Lien in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders on any material portion of the Collateral.

~~“Merger Agreements” means the RMG Merger Agreement and the Symon Merger Agreement.~~

~~“Merger Sub II” has the meaning specified therefor in the recitals hereto.~~

~~“Merger Sub III” has the meaning specified therefor in the recitals hereto.~~

 “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means a mortgage (including a leasehold mortgage), deed of trust or deed to secure debt, in form and substance satisfactory to the Administrative Agent, made by a Loan Party in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders, securing the Obligations and delivered to the Administrative Agent.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates has, or may have, any liability to make a contribution.

“Net Cash Proceeds” means (i) with respect to any Disposition by any Loan Party, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person, in connection therewith after deducting therefrom only (A) the amount of any Indebtedness secured by any Lien permitted by Section 6.02(a) on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement), (B) reasonable fees, costs and expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (C) transfer taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith, and (D) net income taxes reasonably estimated to be paid in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements) and (ii) with respect to the issuance or incurrence of any Indebtedness by any Loan Party, or the sale or issuance by any Loan Party of any Capital Stock or the receipt of any additional capital, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person in connection therewith, after deducting therefrom only (A) reasonable fees, costs and expenses related thereto incurred by such Person or such Subsidiary in connection therewith, and (B) transfer taxes paid by such Person or such Subsidiary in connection therewith; in each case of clause (i) and (ii) to the extent that the amounts so deducted are (x) actually paid to a Person that is not an Affiliate of such Person or any of its Subsidiaries (except in the case of reasonable out-of-pocket expenses and other amounts demonstrated to the reasonable satisfaction of the Administrative Agent to be fair, reasonable and arms-length payments), and (y) properly attributable to such transaction or to the asset that is the subject thereof.

~~“Notice of Conversion/Continuation” has the meaning specified therefor in Section 2.04(e).~~

“Obligations” means all present and future indebtedness, obligations, and liabilities of each Loan Party to the Administrative Agent and the Lenders under the Loan Documents, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 7.01(f) or (g).

Without limiting the generality of the foregoing, the Obligations include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that Administrative Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person.

“Organization Documents” means (i) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of designations or preferences or other instrument relating to the rights of preferred shareholders of such corporation, any shareholders or similar agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation, (ii) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (iii) for any limited liability company, the operating or limited liability company agreement and articles or certificate of formation or (iv) for any other entity, any similar agreement or instrument.

“Original Term Loan” has the meaning set forth in Section 2.01.

“Other Taxes” has the meaning set forth in Section 2.09(b).

“Participant Register” has the meaning specified therefor in Section 10.06(f).

“Payment Office” means such office or offices of the Administrative Agent as may be designated in writing from time to time by the Administrative Agent to the Borrowers.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Permitted Acquisition” means the acquisition of all or substantially all of the assets, or all (but not less than all) of the Capital Stock, of any Person or any division or other business unit of any Person (the “Target”) for which each of the following conditions has been satisfied:

(a)

the Administrative Agent and Lenders shall receive not less than fifteen (15) Business Days’ prior written notice of such acquisition, which notice shall include a reasonably detailed description of the proposed terms of such acquisition and identify the anticipated closing date thereof;

(b)

such acquisition shall be structured as (i) an asset acquisition by a Subsidiary of the Borrowers, (ii) a merger of the Target with and into a Subsidiary of the Borrowers, or (iii) a purchase of no less than one hundred percent (100%) of the Capital Stock of the Target by the Borrowers or a Subsidiary of a Borrower;

(c)

the Administrative Agent and Lenders shall receive, not less than ten (10) Business Days’ prior to the consummation of such acquisition, a due diligence package, reasonably satisfactory to the Administrative Agent, which package shall include, without limitation, the following with regard to the acquisition of the Target:  (i) pro forma financial projections (after giving effect to such acquisition) for the Borrowers and their Subsidiaries for the current and next two Fiscal Years or through the remaining term of this Agreement, (ii) appraisals (if existing), (iii) historical audited financial statements of the Target for the three fiscal years prior to such acquisition (or, if such Target has not been in existence for three years, for each year such Target has existed), or, if (x) historical audited financial statements are not available, and (y) such acquisition involves an aggregate consideration (as determined pursuant to clause (i) below) in excess of $5,000,000, a quality of earnings report in form and content reasonably acceptable to Administrative Agent and prepared by a financial accounting firm reasonably acceptable to Administrative Agent, (iv) a general description of the Target’s business including material agreements binding upon the Target or any of its personal or real property and, if requested by the Administrative Agent, copies of such material agreements, (v) pending material litigation involving the applicable Target, if any, (vi) a sources and uses statement for the acquisition, (vii) a list of locations of all material personal and real property of the Target, including the location of its chief executive office, (viii) a description of the Target’s senior executive management, and (ix) environmental reports and related information regarding any property owned, leased or otherwise used by the applicable Target, if available;

(d)

such acquisition shall only involve assets comprising a business, or those assets of a business, of the type engaged in by the Loan Parties as of the Closing Date (or a business related, incidental or complementary thereto in accordance with the other provisions contained herein), and which business would not subject the Administrative Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents other than approvals applicable to the exercise of such rights and remedies with respect to the Loan Parties prior to such acquisition;

(e)

the Target must have had a positive Consolidated Pro Forma EBITDA on a cumulative basis for the immediately preceding four fiscal quarters;

(f)

the Administrative Agent shall receive evidence that after giving effect to the acquisition, the Borrowers will be in full compliance with the provisions of Section 6.01(g) hereof regarding insurance;

(g)

subject to the limitations set forth in Section 6.01(j) in the case of Foreign Subsidiaries, concurrent with the closing of the acquisition, the Administrative Agent, for the benefit of Administrative Agent and Lenders, (i) is granted a first priority perfected Lien (subject only to Permitted Liens) on all real and personal property being acquired pursuant to such acquisition (and, in the case of an acquisition involving the purchase of a Target’s Capital Stock, all of such Capital Stock shall be pledged to the Administrative Agent for the benefit of the Administrative Agent and Lenders, and such Target shall guarantee the Obligations) and (ii) will be provided such other documents, instruments, legal opinions and other materials as the Administrative Agent shall reasonably request in connection therewith and consistent with the provisions of Section 6.01(j) hereof;

(h)

after giving effect to such acquisition and the incurrence of any Indebtedness and Contingent Obligations in connection therewith, (i) the Borrowers shall be in compliance on a pro forma basis with the covenants set forth in Section 6.03 ~~(after decreasing the then applicable compliance level by 0.25 in the case of Section 6.03(c))~~ recomputed for the most recently ended month for which information is available regarding the Borrowers, their Subsidiaries and the business being acquired, and (ii) the Borrowers can demonstrate to the Administrative Agent projected pro forma compliance with the covenants set forth in Section ~~6.03 (after decreasing the then applicable compliance level by 0.25 in the case of Section 6.03(c)),~~6.03, for the twelve month period immediately following the consummation of the proposed acquisition;

(i)

the aggregate consideration paid in connection with the acquisition shall not exceed $20,000,000 (reduced to $5,000,000, in the case of any acquisition consisting solely or predominately of the Capital Stock of a foreign entity or assets located outside the United States) and the aggregate consideration paid in connection with all acquisitions shall not exceed $40,000,000 (with the aggregate consideration of all such acquisitions which are solely or predominately of the Capital Stock of foreign entities and/or assets located outside the United States not to exceed $10,000,000) (for purposes hereof, consideration shall (x) include all amounts paid or payable in connection with an acquisition (including all transaction costs and all Indebtedness, liabilities and Contingent Obligations incurred or assumed in connection therewith, including the maximum amount payable under any earnout or other similar obligations) and (y) exclude consideration paid with (I) Capital Stock of ~~SCG~~RMG Holdings, (II) proceeds of Capital Stock of ~~SCG~~RMG Holdings, (III) proceeds of Qualified Subordinated Indebtedness issued by the Borrowers in connection with such Permitted Acquisition and/or (IV) proceeds of Indebtedness issued in connection with such Permitted Acquisition referred to in clause (vii) of the definition “Permitted Indebtedness”, but solely, in the case of this clause (IV), to the extent that the terms of any such Indebtedness provide for no cash payments (including principal and interest payments) at any time prior to the date that is one year following the Termination Date);

(j)

all material consents necessary for such acquisition (including such consents as the Administrative Agent reasonably deems necessary) have been obtained and such acquisition is consummated in accordance with the applicable acquisition documents and applicable law;

(k)

as soon as practicable after the closing of such acquisition, and in any event within twenty (20) days after such closing, Borrowers shall deliver copies of all documents executed in connection with such acquisition to the Administrative Agent;

(l)

promptly after obtaining knowledge thereof, Borrowers shall provide notice of any material change to any of the documents or information previously provided pursuant to clauses (a) through (k) above;

(m)

immediately after giving effect to the consummation of the acquisition, unrestricted cash on hand of the Loan Parties shall not be less than the lesser of (i) unrestricted cash on hand of the Loan Parties immediately prior to such acquisition, or (ii) $5,000,000;

(n)

such acquisition shall not be hostile and shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equityholders of the Target; and

(o)

no Default or Event of Default is in existence or would occur after giving effect to such acquisition.

“Permitted Indebtedness” means: (i) any Indebtedness owing to the Administrative Agent and any Lender under this Agreement and the other Loan Documents, (ii) Indebtedness listed on Schedule 6.02(b), and the extension of maturity, refinancing or modification of the terms thereof; provided, however, that (A) such extension, refinancing or modification is pursuant to terms that are not materially less favorable to the Loan Parties and the Lenders than the terms of the Indebtedness being extended, refinanced or modified and (B) after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification (plus accrued interest and premium thereon and underwriting discounts, and reasonable costs, fees, commissions and expenses incurred in connection with such refinancing), (iii) Indebtedness evidenced by Capitalized Lease Obligations and purchase money Indebtedness secured by Liens permitted by clause (v) of the definition of “Permitted Liens”; provided that the aggregate principal amount of all such Indebtedness does not exceed $~~750,000~~1,500,000 at any one time outstanding, (iv) intercompany Indebtedness permitted under Section 6.02(e), (v) ~~Subordinated Indebtedness incurred pursuant to the Subordinated Loan Documents not to exceed $10,000,000 at any time outstanding as the same may increase due to the capitalization of interest, (vi)~~solely to the extent consented to in writing by Required Lenders, Qualified Subordinated Indebtedness in an aggregate amount not to exceed $~~5,000,000~~10,000,000 at any time outstanding, provided that prior to and after giving effect to the incurrence of the same (x) no Default or Event of Default shall have occurred and continue to exist, and (y) Loan Parties are in pro forma compliance with the provisions of ~~Sections~~Section 6.03~~(a), (b), (c), (d) and (e)~~ of this Agreement, (~~vii)~~vi) solely to the extent consented to in writing by Required Lenders, Qualified Subordinated Indebtedness in an aggregate amount not to exceed $~~2,000,000~~5,000,000 at any time outstanding, incurred as a component of purchase price consideration (including seller notes and earnouts) in connection with Permitted Acquisitions, provided that prior to and after giving effect to the incurrence of the same (x) no Default or Event of Default shall have occurred and continue to exist, and (y) Loan Parties are in pro forma compliance with the provisions of ~~Sections~~Section 6.03~~(a), (b), (c), (d) and (e)~~ of this Agreement, (~~viii~~vii) Indebtedness arising under one or more Qualified Factoring Facilities with respect to the Accounts Receivable of ~~Borrowers~~RMG and ~~their~~its Subsidiaries, not to exceed $~~1,000,000~~3,000,000 in the aggregate at any time outstanding; (~~ix~~viii) Indebtedness under Hedging Agreements permitted hereunder, (~~x~~ix) Indebtedness owing to insurance carriers and incurred to finance insurance premiums of any Loan Party or any of its Subsidiaries in the ordinary course of business in a principal amount not to exceed at any time the amount of insurance premiums to be paid by such Persons, (~~xi~~x) Indebtedness in respect of netting services, overdraft protections, credit card programs and other like services, in each case incurred in the ordinary course of business, (~~xii~~xi) guarantees of any Loan Party with respect to any Indebtedness (to the extent expressly permitted by this Agreement) or any transaction (to the extent not prohibited by this Agreement) of any other Loan Party under this Agreement, (~~xiii~~xii) unsecured Subordinated Indebtedness representing deferred compensation to employees and officers of the Loan Parties and their Subsidiaries incurred in the ordinary course of business, (~~xiv~~xiii) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by any Loan Party or its Subsidiaries, in each case in the ordinary course of business, not to exceed $~~500,000~~1,000,000 in the aggregate at any time outstanding, (~~xv~~xiv) Subordinated Indebtedness constituting obligations in respect of working capital adjustments under agreements entered into to consummate Permitted Acquisitions, and (~~xvi)~~xv) solely to the extent consented to in writing by Required Lenders, unsecured Qualified Subordinated Indebtedness of a type not otherwise described above, not to exceed $~~500,000~~1,000,000 in the aggregate at any one time outstanding.

“Permitted Investments” means (i) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; (ii) commercial paper, maturing not more than two hundred seventy (270) days after the date of issue rated P-1 by Moody’s or A-1 by Standard & Poor’s; (iii) certificates of deposit maturing not more than two hundred seventy (270) days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) repurchase agreements having maturities of not more than ninety (90) days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (iii) above and which are secured by readily marketable direct obligations of the United States or any agency thereof; (v) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000 which has substantially all of its assets invested in the types of investments described in clauses (i), (ii) and (iii) above; and (vi) tax exempt securities rated A or better by Moody’s or A+ or better by Standard & Poor’s.

“Permitted Liens” means: (i) Liens securing the Obligations, (ii) Liens for taxes, assessments and governmental charges that are not yet due or the payment of which is not required under Section 6.01(b), (iii) Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than thirty (30) days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, (iv) Liens described on Schedule 6.02(a), but not the extension of coverage thereof to other property or the extension of maturity, refinancing or other modification of the terms thereof or the increase of the Indebtedness secured thereby, (v) Liens securing Indebtedness permitted by clause (iii) of the definition of Permitted Indebtedness on equipment acquired or leased by any Loan Party or any of its Subsidiaries in the ordinary course of its business to secure the purchase price of, or Capital Lease Obligations pertaining to, such equipment; provided, however, that (A) no such Lien shall extend to or cover any other property of any Loan Party or any of its Subsidiaries other than the proceeds of such property, and (B) the purchase money Indebtedness secured by any such Lien is incurred within ninety (90) days after the acquisition of such equipment, (vi) deposits and pledges of cash securing (A) obligations incurred in respect of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, (B) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (C) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are incurred or otherwise arise in the ordinary course of business and secure obligations not past due, (vii) easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (A) secure obligations for the payment of money or (B) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person’s business, (viii) any interest or title of a lessor, licensor, sublessor or sublicensor under any lease or license permitted by this Agreement, (ix) Liens arising from precautionary Uniform Commercial Code financing statements (or equivalent filings or registrations in foreign jurisdictions) filed under any lease permitted by this Agreement, (x) licenses, sublicenses, leases or subleases granted to third parties in the ordinary course of business not interfering with the business of the Loan Parties or any of their Subsidiaries, (xi) Liens in favor of collecting banks arising under Section 4-210 of the Uniform Commercial Code, (xii) Liens (including the right of setoff) in favor of a bank or other depository institution arising as a matter of law encumbering deposits, (xii) Liens arising out of consignment or similar arrangements for the sale of goods entered into by a Loan Party or any Subsidiary in the ordinary course of business, (xiii) Liens on insurance policies securing Indebtedness incurred by any Loan Party or any of its

Subsidiaries permitted by this Agreement to secure the payment of insurance premiums, (xiv) Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the ordinary course of business; and (xv) Liens on Accounts Receivable of ~~a Loan Party~~RMG and its Subsidiaries, securing a Qualified Factoring Facility. Notwithstanding the foregoing, in no event shall a Lien on the Capital Stock of a Foreign Subsidiary be a Permitted Lien except for Liens on the Capital Stock of a Foreign Subsidiary securing the Obligations in accordance with clause (i).

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

~~“Phase I ESA” has the meaning specified therefor in Section 4.01.~~

“Pro Rata Share” means, with respect to any Lender and subject to the terms and provisions hereof, the percentage obtained by dividing (i) the unpaid principal amount of such Lender’s portion of the Term Loans, by (ii) the aggregate unpaid principal amount of the Term Loans.

“Qualified Factoring Facility” means a factoring facility entered into by ~~a Loan Party~~RMG and its Subsidiaries at any time, or from time to time, that (i) no Default or Event of Default has occurred and is continuing, (ii) the Loan Parties are in pro forma compliance with the provisions of ~~Sections~~Section 6.03~~(a), (b), (c), (d) and (e)~~ of this Agreement, (iii) is secured only by Accounts Receivable of ~~the applicable Loan Party~~RMG and its Subsidiaries, (iv) provides for no guaranty or other credit enhancement from any other Loan Party ~~and~~, (v) has terms and provisions reasonably acceptable to ~~Administrative Agent~~the Required Lenders and (vi) such factoring facility provides no less than a fifty percent (50%) advance rate.

“Qualified Subordinated Indebtedness” means Subordinated Indebtedness, the terms of which shall provide for no cash payments (including principal and interest payments) at any time prior to the date that is one year following the Termination Date and the terms and conditions (including, without limitation, subordination terms) applicable to any such Subordinated Indebtedness shall be satisfactory to the ~~Administrative Agent~~Required Lenders in ~~its~~their sole discretion.

“Reaffirmation” means the Reaffirmation of Loan Documents dated as of the Third Amendment Effective Date among the Loan Parties and the Administrative Agent.

“Register” has the meaning specified therefor in Section 10.06(c).

“Registered Loan” has the meaning specified therefore in Section 10.06(c).

“Regulation T”, “Regulation U” and “Regulation X” mean, respectively, Regulations T, U and X of the Board or any successor.

“Related Fund” means, with respect to any Person, a fund or account managed by such Person or an Affiliate of such Person.

~~“Related Transaction Documents” means the Merger Agreements and the Subordinated Loan Documents.~~

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.

“Remedial Action” means all actions, whether required or voluntary, taken to (i) clean up, remove, remediate, contain, treat, monitor, investigate, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) perform any other actions authorized by 42 U.S.C. § 9601.

“Reportable Event” means an event described in Section 4043 of ERISA (other than an event for which the requirement of thirty (30) day notice to the PBGC has been waived under the regulations promulgated under such Section).

“Required Lenders” means Lenders having ~~more~~greater than fifty percent (50%) of the outstanding principal balance of Term Loans of all Lenders (excluding any Lenders that have breached any funding or payment obligations hereunder), provided, that if there are two or more Lenders, then Required Lenders must include at least two Lenders (Lenders that are Affiliates of one another being considered as one Lender for purposes of this proviso) ~~provided, further, that so long as Comvest Capital II, L.P. (“Comvest”) shall not have (x) sold, assigned, pledged or otherwise transferred any of its interests in the Term Loans and (y) breached any funding or payment obligations hereunder, “Required Lenders” shall require the inclusion of Comvest~~.

“Restricted Payment” means (i) any dividend or other distribution, direct or indirect, on account of any Capital Stock of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (ii) any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (iii) any payment to retire or to purchase, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Capital Stock of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (iv) any payment or prepayment of interest on, principal of, premium, if any, fees, expenses, indemnities, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Indebtedness~~, including the Indebtedness incurred pursuant to the Subordinated Loan Documents,~~ or (v) any payment of any management fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting or other services agreement to any of the equityholders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiary or Affiliate of any Loan Party.

“RMG” ~~has the meaning specified therefor in the recitals hereto.~~means RMG Networks Holdings, Inc., a Delaware corporation.

~~“RMG Acquisition” has the meaning specified therefor in the recitals hereto.~~

~~“RMG Merger Agreement” means that certain Agreement and Plan of Merger dated January 11, 2013, by and among SCG, Merger Sub II, RMG and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as Stockholder Representative.~~

~~“SCG” has the meaning specified therefor in the preamble hereto.~~

“SEC” means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

“Securities Act” means the Securities Act of ~~1933,~~ 1933, as amended.

“Security Agreement” means a security agreement made by a Loan Party in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders, including the Security Agreement of even date herewith securing the Obligations and delivered to the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Second Amendment Effective Date” means November 14, 2013.

“~~Senior Leverage Ratio” is defined in the Compliance Certificate.~~ Second Amendment Term Loan” has the meaning set forth in Section 2.01.

“Solvent” means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Subordinated Indebtedness” means any Indebtedness of any Loan Party the terms of which are satisfactory to the ~~Administrative Agent~~Required Lenders and which has been expressly subordinated, including in right of payment, to all Obligations of such Loan Party under the Loan Documents, in a manner satisfactory to the ~~Administrative Agent~~Required Lenders.

“Subordination Agreement” means ~~the Subordination Agreement by and among the Borrowers, certain Subsidiaries of the Borrowers, the Administrative Agent and the lenders party to the Subordinated Loan Documents on the date hereof (or an agent for such lenders).~~any subordination agreement or subordination provisions pursuant to which any Subordinated Indebtedness (including Qualifying Subordinated Indebtedness) is subordinated to the Obligations.

~~“Subordinated Credit Agreement” means that certain Junior Credit Agreement of even date herewith among the Borrowers, certain Subsidiaries of the Borrowers, the financial institutions party thereto as lenders and Plexus Fund II, L.P. as administrative agent, as amended or otherwise modified from time to time in accordance with the terms of the Subordination Agreement.~~

~~“Subordinated Loan Documents” means the Subordinated Credit Agreement and each of the “Loan Document”, as such term is defined in the Subordinated Credit Agreement, as the same may be amended or otherwise modified from time to time in accordance with the terms of the Subordination Agreement.~~

“Subsidiary” means, with respect to any Person at any date, any corporation, partnership, limited liability company, association, joint venture or other business entity (i) the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than fifty percent (50%) of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such Person, (B) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (C) in the case of an association, joint venture or other business entity, the beneficial interest in such association, joint venture or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.  Except as expressly set forth herein, each reference to a “Subsidiary” shall be to a Subsidiary of the Borrowers.

~~“Symon” has the meaning specified therefor in the recitals hereto.~~

~~“Symon Acquisition” has the meaning specified therefor in the recitals hereto.~~

~~“Symon Merger Agreement” means that certain Agreement and Plan of Merger dated as of March 1, 2013, by and among SCG, Merger Sub III, Symon and Golden Gate Capital Investment Fund II, L.P., a Delaware limited partnership.~~

 “Taxes” has the meaning set forth in Section 2.09(a).

“Term Loan” ~~means, collectively, the loans made to the Borrowers on the Closing Date pursuant to Section 2.01(a).~~has the meaning set forth in Section 2.01.

~~“Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make a portion of the Term Loan to the Borrowers in the amount set forth in Schedule 1.01(A) hereto, as the same may be terminated in accordance with the terms of this Agreement.~~

“Termination Date” means ~~April 19, 2018.~~July 15, 2017.

“Termination Event” means (i) a Reportable Event with respect to any Employee Plan or a determination by a Governmental Authority that an Employee Benefit Plan intended to be qualified under Section 401(a) of the IRC is not so qualified, (ii) any event that causes any Loan Party or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), or 515 of ERISA, Title IV of ERISA, or Chapter 43 of the IRC, (iii) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings by the PBGC or any other Governmental Authority to terminate an Employee Plan, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.

“Third Amendment” means the Third Amendment to Credit Agreement dated as of the Third Amendment Effective Date by and among the Borrowers, the Guarantors, the Administrative Agent and the Lenders party thereto.

“Third Amendment Effective Date” means July 15, 2014.

“Third Amendment Term Loan” has the meaning set forth in Section 2.01.

“Title Insurance Policy” means a mortgagee’s loan policy, together with all endorsements made from time to time thereto, issued by or on behalf of a title insurance company satisfactory to the ~~Administrative Agent~~Required Lenders, insuring the Lien created by a Mortgage in an amount and on terms satisfactory to the ~~Administrative Agent~~Required Lenders, delivered to the Administrative Agent.

~~“Total Leverage Ratio” is defined in the Compliance Certificate.~~

~~“Total Term Loan Commitment” means the sum of the amounts of the Lenders’ Term Loan Commitments.~~

~~“UCC Filing Authorization Letter” means a letter duly executed by one or more Loan Parties authorizing the Administrative Agent to file appropriate financing statements in such office or offices as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interests purported to be created by each Security Agreement, each Mortgage and any other relevant Loan Document.~~

“UK Security Documents” means that certain Charge over Shares dated as of the Closing Date executed by Symon Communications, Inc. and the UK Security Trustee and that certain Security Trustee Deed dated as of the Closing Date executed by Symon Communications, Inc., the UK Security Trustee and the Lenders party thereto, as amended, restated, supplemented or otherwise modified form time to time in accordance with its terms.

“UK Security Trustee” has the meaning specified therefor in the preamble hereto.

“Uniform Commercial Code” has the meaning specified therefor in Section 1.03.

“WARN” has the meaning specified therefor in Section 5.01(w).

Section 1.02

Terms Generally.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (b) any reference to a statute shall be construed as referring to such statute as from time to time amended, supplemented or otherwise modified and to any successor statute and shall include all regulations, rulings, and other guidance from a Governmental Authority issued thereunder, in each case, as in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein or in any other Loan Document), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (g) this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, all of which are cumulative and each shall be performed in accordance with its terms.  References in this Agreement to “determination” by Administrative Agent include good faith estimates by Administrative Agent (in the case of quantitative determinations) and good faith beliefs by Administrative Agent (in the case of qualitative determinations).

Section 1.03

Accounting and Other Terms.

Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the Financial Statements.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (Codification of Accounting Standards 825-10) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary at “fair value”, as defined therein.  A breach of a financial covenant contained in Section 6.03 shall be deemed to have occurred as of the last day of any specified measurement period, regardless of when the financial statements reflecting such breach are delivered to the Administrative Agent.  All terms used in this Agreement which are defined in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “Uniform Commercial Code”) and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the Uniform Commercial Code on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Administrative Agent may otherwise determine.

Section 1.04

Time References.

Unless otherwise indicated herein, all references to time of day refer to ~~Pacific~~Central Time, ~~as in effect in Los Angeles, California~~Chicago, Illinois on such day.  For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; provided, however, that with respect to a computation of fees or interest payable to Administrative Agent or  any Lender, such period shall in any event consist of at least one full day.

ARTICLE 2
THE LOANS

~~Section 2.01~~

~~Term Loans.~~Term Loan.

~~Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender severally agrees to make a portion of the Term Loan to the Borrowers on the Closing Date in an amount equal to the amount of such Lender’s Term Loan Commitment. Any principal amount of the Term Loan which is repaid or prepaid may not be reborrowed.~~

On the Closing Date, Lenders made a term loan to Borrowers (the “Original Term Loan”) in the original principal amount of $24,000,000, the principal balance of which was $4,352,136.76 as of the Second Amendment Effective Date. On the Second Amendment Effective Date, Lenders made an additional term loan to Borrowers in the original aggregate principal amount of $3,647,863.24 (the “Second Amendment Term Loan”; and together with the Original Term Loan, the “Existing Term Loans”). The outstanding principal balance of the Existing Term Loans as of the date hereof is $8,000,000. On July 11, 2014, Children's Trust c/u the Donald R. Wilson 2009 GRAT #1 (“DW Lender”) purchased from Comvest Capital II, L.P. (“Comvest”) a portion of the principal amount of Existing Term Loans equal to $4,000,000 and White Knight Capital Management LLC (“GS Lender”) purchased from Comvest a portion of the principal amount of Existing Term Loans equal to $4,000,000, in each case, pursuant to an Assignment and Acceptance Agreement dated July 11, 2014 (the transactions described in this sentence, the “Assignments”) and the GS Lender and the DW Lender made an additional loan to the Borrowers in the aggregate principal amount of $452,133.13 (the “Assignment Term Loan”), the proceeds of which were used to pay costs, fees and expenses in connection with the Assignments. On the terms and subject to the conditions set forth herein and in the Third Amendment, on the Third Amendment Effective Date, each of DW Lender and GS Lender shall make an additional term loan to the Borrowers in the original aggregate principal amount of $3,547,866.87 (which will be allocated 50% to GS Lender and 50% to DW Lender) (the “Third Amendment Term Loan”).  Each of the Assignment Term Loan and the Third Amendment Term Loan shall be deemed to be made in addition to the Existing Term Loans and not in repayment thereof and shall constitute a portion of the Term Loan for all purposes under the Credit Agreement and each Loan Document.  Without limiting the generality of the foregoing, the Loans made pursuant to this Section 2.01 shall (i) constitute Obligations under the Loan Documents and have all of the benefits thereof, (ii) have all of the rights, remedies, privileges and protections applicable to the Term Loan under the Credit Agreement and the other Loan Documents, (iii) be secured by the Liens granted to the Administrative Agent under any Loan Document, (iv) be evidenced by notes, if requested by the applicable Lender and (v) bear interest at rates applicable to the Term Loan under the Credit Agreement.  Moreover, effective immediately upon making its portion of the Third Amendment Term Loan (as defined herein) in accordance with the terms hereof and consummation of the Assignments, each of DW Lender and GS Lender shall automatically become a party to the Credit Agreement (as amended by the Third Amendment) as a “Lender” and have all rights and obligations of a Lender thereunder, without any further action by Administrative Agent, any other Lender or any Loan Party. After giving effect to the making of the Third Amendment Term Loan pursuant to this Section 2.01, the Existing Term Loans, the Assignment Term Loan and the Third Amendment Term Loan shall be consolidated into a single term loan hereunder (the “Term Loan”). Each Borrower hereby acknowledges and agrees that the principal amount of the Term Loan outstanding under the Credit Agreement on the Third Amendment Effective Date (after giving effect to the Assignments and the funding of the Assignment Term Loan and the Third Amendment Term Loan) is $12,000,000 (which is allocated as follows: $6,000,000 to GS Lender and $6,000,000 to DW Lender).

Section 2.02

[Reserved].

Section 2.03

Repayment of Loans; Evidence of Debt.

(a)

The outstanding principal of the Term Loan ~~shall be repaid through periodic principal amortization payments, each in the amount of $600,000 (subject to adjustment as provided in Section 2.05(b)(i) and 2.05(d)), with the first payment of such amount due and payable on July 1, 2013, and with payments thereafter of such amount due and owing on the first day of each Fiscal Quarter thereafter. Notwithstanding the foregoing, the remaining principal amount of the Term Loans,~~ together with accrued and unpaid interest thereon, shall be due and payable on the Termination Date.

(b)

The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.  The entries made in the accounts maintained pursuant to this paragraph shall, absent manifest error, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(c)

Any Lender may request that Loans made by it be evidenced by a promissory note.  In such event, the Borrowers shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns in a form furnished by the Administrative Agent and reasonably acceptable to the Borrowers.

Section 2.04

Interest.

(a)

Non-Default Interest.  Subject to the provisions of Section 2.04(b), ~~Loans shall bear interest as follows: (i) during such periods as any Loans shall be comprised of Base Rate Loans, each such Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Base Rate plus the Applicable Margin with respect thereto, and (ii) during such periods as Loans shall be comprised of LIBOR Loans, each such LIBOR Loan shall bear interest at a per annum rate equal to the sum of the LIBOR plus the Applicable Margin with respect thereto.~~ the Term Loan shall bear interest on the unpaid principal balance thereof from the Third Amendment Effective Date until paid in full, in cash in accordance with the terms hereof at a rate equal to twelve percent (12.0%) per annum.

(b)

Default Interest.  To the extent permitted by law, at the request of Administrative Agent or Required Lenders, at any time during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, all Loans, fees and all other Obligations of the Loan Parties under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal to the Default Rate.  Notwithstanding the foregoing, if the relevant Event of Default is under Section 7.01(a), then such rate increase (to the maximum extent not prohibited by applicable law) will occur automatically without any request by Administrative Agent.

(c)

Interest Payment Dates.  Interest on each Loan shall be payable in cash, in arrears, on each Interest Payment Date.  Interest at the Default Rate shall be payable on demand of Administrative Agent or Required Lenders.

(d)

Interest Computations.  All interest shall be computed on the basis of a year of three hundred sixty (360) days for the actual number of days, including the first day but excluding the last day, elapsed.

~~(e)~~

~~LIBOR Conversion and Continuation Options.~~

~~(i)~~

~~All Loans funded on the Closing Date shall be funded as Base Rate Loans. Thereafter, SCG may elect from time to time to convert Base Rate Loans to LIBOR Loans, by giving the Administrative Agent at least three (3) Business Days’ prior irrevocable written notice of such election in the form of Exhibit E hereto (a “Notice of Conversion/Continuation”). If the date upon which a Base Rate Loan is to be converted to a LIBOR Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day. All or any part of outstanding Base Rate Loans may be converted as provided herein, provided that (x) at the election of the Administrative Agent or Required Lenders, no Loan may be converted into a LIBOR Loan when any Event of Default has occurred and is continuing and (y) conversions to LIBOR Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof.~~

~~(ii)~~

~~Any LIBOR Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by SCG with the notice provisions contained in Section 2.04(e)(i); provided, that at the election of the Administrative Agent or Required Lenders, no LIBOR Loan may be continued as such when any Event of Default has occurred and is continuing, in which case such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period with respect thereto. If SCG shall fail to give timely notice of an election to continue a LIBOR Loan, or the continuation of LIBOR Loans is not permitted hereunder, such LIBOR Loans shall be automatically converted to Base Rate Loans at the end of the applicable Interest Period with respect thereto.~~

(e)

~~(f)~~ Maximum Rate.

(i)

It is the intention of the parties hereto that Administrative Agent and each Lender shall conform strictly to usury laws applicable to it.  Accordingly, anything herein to the contrary notwithstanding, the obligations of the Borrowers hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the Administrative Agent or the respective Lender would be contrary to the provisions of any law applicable to such Person limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Person, and in such event the Borrowers shall pay such Person interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”); provided, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Administrative Agent, on behalf of applicable Lenders, is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this subsection) the interest rate payable since the Closing Date as otherwise provided in this Agreement.  Amounts paid to the Administrative Agent (for its own account) or to any Lender in violation of the foregoing provisions shall be credited by the Administrative Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been paid in full, refunded by the Administrative Agent or such Lender to the Borrower).

(ii)

For purposes of this Section, the term “applicable law” shall mean that law in effect from time to time and applicable to the loan transaction between the Borrowers on the one hand, and the Administrative Agent and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

Section 2.05

~~Termination of Commitment;~~Prepayment of Loans.

~~(a)~~

~~Termination of Commitments.~~

(a)          ~~The Total Term Loan Commitment shall terminate upon the funding of the Loans on the Closing Date~~ Reserved.

(b)

Optional Prepayment.

(i)

Term Loans. Subject to the provisions of Section 2.06(b), the Borrowers may prepay without penalty or premium (~~but subject to LIBOR Breakage Fees pursuant to Section 2.06(c)~~other than the Prepayment Premium) the principal of the Term ~~Loans~~Loan, in whole or in part. Each prepayment made pursuant to this clause (b)(i) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid. Each such prepayment shall be applied to the ~~Term Loans against the remaining principal amortization payments on the Term Loans (including the final payment due on maturity) prorata based on the respective amounts thereof until the Term Loans are paid in full~~outstanding principal balance of the Term Loan.

(ii)

General.  Each partial prepayment ~~of (x) that portion~~ of the Term Loan ~~that consists of Base Rate Loans~~ shall be in a minimum principal amount of $500,000 and integral multiples of $100,000 in excess thereof~~, (y) that portion of the Term Loan that consists of LIBOR Loans shall be in a minimum principal amount of $1,000,000 and integral multiples of $100,000 in excess thereof. SCG~~. RMG Holdings shall give ~~three (3) Business Days’ irrevocable notice in the case of a prepayment of LIBOR Loans and~~ one (1) Business Day irrevocable notice ~~in the case~~ of a voluntary prepayment of ~~Base Rate Loans,~~the Term Loan to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable).

(c)

Mandatory Prepayment.

(i)

~~Excess Cash Flow. Within ten (10) days after the earlier of delivery to the Administrative Agent and the Lenders of audited annual financial statements pursuant to Section 6.01(a)(i) for a Fiscal Year or the date on which such financial statements are required to be delivered, commencing with the delivery of the financial statements for the Fiscal Year ended December 31, 2013, and subject to the provisions of Section 2.05(c)(v), the Borrowers shall prepay the outstanding principal amount of the Loans in an amount equal to fifty percent (50%) of the Excess Cash Flow of SCG and its Subsidiaries for such Fiscal Year (or, with respect to Fiscal Year 2013, for the period commencing on the Closing Date through December 31, 2013).~~ Reserved.

(ii)

Dispositions.  Immediately upon any Disposition by any Loan Party or any of its Subsidiaries, the Borrowers shall prepay the outstanding principal amount of the Loans in an amount equal to ~~one hundred~~fifty percent (~~100~~50%) of the Net Cash Proceeds received by such Person in connection with such Disposition to the extent that the aggregate amount of Net Cash Proceeds received by all Loan Parties and their Subsidiaries (and not paid to the Administrative Agent as a prepayment of the Loans) shall exceed $~~250,000~~500,000 for all such Dispositions in the Fiscal Year in which such Disposition is consummated.  Nothing contained in this subsection (ii) shall permit any Loan Party or any of its Subsidiaries to make a Disposition of any property other than in accordance with Section 6.02(c)(ii). ~~Notwithstanding the foregoing and provided no Event of Default has occurred and is continuing, such Net Cash Proceeds shall not be required to be so applied to the extent (A) SCG delivers to the Administrative Agent concurrently with the consummation of such Disposition a certificate stating that they intend to use such Net Cash Proceeds to acquire fixed or capital assets used in the Loan Parties’ business within one hundred eighty (180) days of the receipt of such Net Cash Proceeds and (B) Borrowers in fact reinvest such Net Cash Proceeds within such one hundred eighty (180) day period. Any Net Cash Proceeds not so reinvested shall be applied to prepay the Loans.~~

(iii)

Equity or Debt Issuances. ~~Subject to the provisions of Section 2.05(c)(v),~~Upon the issuance or incurrence by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness), or the sale or issuance by any Loan Party or any of its Subsidiaries of any shares of its Capital Stock or the receipt by any Loan Party or any of its Subsidiaries of any additional capital ~~(other than (x) the sale or issuance of Capital Stock to management of the Loan Parties, and/or (y) the sale of Capital Stock or proceeds of capital contributions the Net Cash Proceeds of which shall not be required to be so applied to the extent the Borrowers deposit and thereafter maintain such Net Cash Proceeds in a segregated, restricted deposit account subject to a tri-party account control agreement in form and substance reasonably satisfactory to Administrative Agent, and the Borrowers apply such Net Cash Proceeds, within three hundred sixty-five (365) days of the receipt thereof, to purchase Capital Expenditures permitted hereunder~~

~~and/or to pay consideration due and owing in connection with the consummation of Permitted Acquisitions)~~, the Borrowers shall prepay the outstanding principal amount of the Loans in an amount equal to one hundred percent (100%) of the Net Cash Proceeds received by such Person ~~in connection therewith~~ (or, solely with respect to the sale or issuance by any Loan Party or any of its Subsidiaries of its Capital Stock, fifty percent (50%) of the Net Cash Proceeds received by such Person).  The provisions of this subsection (iii) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.

(iv)

Extraordinary Receipts.  Upon the receipt by any Loan Party or any of its Subsidiaries of any Extraordinary Receipts, the Borrowers shall prepay the outstanding principal amount of the Loans in an amount equal to one hundred percent (100%) of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts.  Notwithstanding the foregoing and provided no Event of Default has occurred and is continuing, (i) Extraordinary Receipts consisting of proceeds of casualty insurance and/or condemnation awards shall not be required to be so applied to the extent (A) ~~SCG~~RMG Holdings delivers to the Administrative Agent promptly following the casualty or condemnation a certificate stating that it intends to use such Extraordinary Receipts to repair or replace the assets so destroyed or condemned within one hundred eighty (180) days of receipt of such Extraordinary Receipts and (B) Borrowers in fact reinvest such Extraordinary Receipts within such one hundred eighty (180) day period, and (ii) Extraordinary Receipts, other than proceeds of casualty insurance and/or condemnation awards, shall not be required to be so applied to the extent (A) subject to the following clause (B), the Borrowers deposit and thereafter maintain the proceeds of such Extraordinary Receipts in a deposit account subject to a tri-party account control agreement in form and substance reasonably satisfactory to Administrative Agent and (B) the Borrowers apply such proceeds, within three hundred sixty-five (365) days of the receipt thereof, to purchase Capital Expenditures permitted hereunder and/or to pay consideration due and owing in connection with the consummation of Permitted Acquisitions.  Any Extraordinary Receipts not so reinvested and/or applied within the periods specified above shall be applied to prepay the Loans.

~~(v)     Cash Floor Provision. If, after giving effect to any mandatory prepayment otherwise required pursuant to Sections 2.05(c)(i) and/or 2.05(c)(iii), unrestricted cash on hand of the Loan Parties would be less than $5,000,000, then (x) such mandatory prepayment shall be immediately required only to the extent unrestricted cash on hand after giving effect thereto would equal $5,000,000 and (y) any amount of such mandatory prepayment not paid pursuant to the preceding clause (x) shall be deferred, and shall become due and owing on the last day of each month thereafter, but in each case solely to the extent unrestricted cash on hand of the Loan Parties would equal or exceed $5,000,000 after giving effect thereto.~~

(d)

Application of Prepayments. Each prepayment pursuant to subsection (c) above shall be applied to the Term ~~Loans against the remaining principal amortization payments on the Term Loans (including the final payment due on maturity) prorata based on the respective amounts thereof. Considering each type of Loan being prepaid separately, any such prepayment shall be applied first to Base Rate Loans of the type required to be prepaid before application to LIBOR Loans of the type required to be prepaid, in each case in a manner which minimizes any resulting LIBOR Breakage Fee.~~Loan against the outstanding principal balance thereof.

(e)

Interest and Fees.  Any prepayment made pursuant to this Section 2.05 shall be accompanied by any ~~LIBOR Breakage Fees pursuant to Section 2.06(c) and~~ accrued interest on the principal amount being prepaid to the date of prepayment.

(f)

Cumulative Prepayments.  Except as otherwise expressly provided in this Section 2.05, payments with respect to any subsection of this Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05.

Section 2.06     Fees.

(a)

~~Fee Letter. The Borrowers shall pay to Administrative Agent the fees specified in the Fee Letter, in the amounts and at the times specified therein.~~Reserved.

(b)

If for any reason (i) the Term ~~Loans are~~Loan is optionally prepaid pursuant to Section 2.05(b), (ii) the Term ~~Loans are~~Loan is required to be mandatorily prepaid pursuant to Section 2.05(c) ~~(other than pursuant to (x) Section 2.05(c)(i), (y) Section 2.05(c)(ii) (to the extent constituting Dispositions permitted to be, and actually, reinvested pursuant to such Section) and (z) Section 2.05(c)(iv)~~ and/or (iii) this Agreement is terminated prior to the Termination Date, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Administrative Agent’s and each Lender’s lost profits as a result thereof, Borrowers agree to pay to Administrative Agent, for the benefit of Lenders, upon the effective date of such payment or termination (as applicable), a prepayment premium in the amount equal to (each, a “Prepayment Premium”):

Amount	Period

~~Three~~Five (~~3~~5.0%) percent of the amount prepaid (in the case of optional prepayments), the amount required to be prepaid (in the case of mandatory prepayments) and/or the then outstanding amount of the Term ~~Loans~~Loan (in the case of Agreement termination)

From the ~~Closing~~Third Amendment Effective Date to but not including the first anniversary of the ~~Closing~~Third Amendment Effective Date

~~Two~~Three (~~2~~3%) percent of the amount prepaid (in the case of optional prepayments), the amount required to be prepaid (in the case of mandatory prepayments) and/or the then outstanding amount of the Term ~~Loans~~Loan (in the case of Agreement termination)

From the first anniversary of the ~~Closing~~Third Amendment Effective Date to but not including the second anniversary of the ~~Closing~~Third Amendment Effective Date

One (1%) percent of the amount prepaid (in the case of optional prepayments), the amount required to be prepaid (in the case of mandatory prepayments) and/or the then outstanding amount of the Term ~~Loans~~Loan (in the case of Agreement termination)

From the second anniversary of the ~~Closing~~Third Amendment Effective Date to but not including the two year, six month anniversary of the ~~Closing~~Third Amendment Effective Date

Zero (0%) percent of the amount prepaid (in the case of optional prepayments), the amount required to be prepaid (in the case of mandatory prepayments) and/or the then outstanding amount of the Term ~~Loans~~Loan (in the case of Agreement termination)

From and after the ~~third~~two year, six month anniversary of the ~~Closing~~Third Amendment Effective Date

Any such fees shall be presumed to be the amount of damages sustained by Administrative Agent and Lenders as a result of such prepayment or early termination (as applicable), and Borrowers agree that it is reasonable under the circumstances currently existing.

(c)

 ~~LIBOR Breakage Fees. Upon (i) any default by the Borrowers in making any borrowing of, conversion into or continuation of any LIBOR Loan following SCG’s delivery to Administrative Agent of any Notice of Conversion/Continuation in respect thereof or (ii) any payment of a LIBOR Loan on any day that is not the last day of the Interest Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), the Borrowers shall pay Administrative Agent, for the benefit of all Lenders that funded or were prepared to fund any such LIBOR Loan, an amount (the “LIBOR Breakage Fee”) equal to the amount of any losses, expenses and liabilities (including any loss (including interest paid) in connection with the re-employment of such funds) that any Lender actually sustains as a result of such default or such payment.~~Reserved.

(d)

Fee Computations.  All computations of fees shall be made by the Administrative Agent on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed.

Section 2.07   Payments Generally.

(a)

Time of Payments;  Computations.  The Borrowers shall make each payment under this Agreement not later than ~~noon (Los Angeles~~2:00 p.m.(Chicago time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Administrative Agent’s Account.  All payments received by the Administrative Agent after ~~noon (Los Angeles~~2:00 p.m. (Chicago time) on any Business Day will be credited to the Loan Account on the next succeeding Business Day.  All payments shall be made by the Borrowers without set-off, counterclaim, deduction or other defense to the Administrative Agent and the Lenders.  After receipt, the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the applicable Lenders in accordance with their Pro Rata Shares thereof and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement.  Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.  Each determination by the Administrative Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

(b)

Statements.  The Administrative Agent shall provide ~~SCG~~RMG Holdings, promptly after the end of each calendar month, a summary statement (in the form from time to time used by the Administrative Agent) of the opening and closing daily balances in the Loan Account of the Borrowers during such month, the amounts and dates of all Loans made to the Borrowers during such month, the amounts and dates of all payments on account of the Loans to the Borrowers during such month and the Loans to which such payments were applied, the amount of interest accrued on the Loans to the Borrowers during such month, and the amount and nature of any charges to the Loan Account made during such month on account of fees, commissions, expenses and other Obligations.  All entries on any such statement shall be presumed to be correct and, thirty (30) days after the same is sent, shall be final and conclusive absent manifest error.

(c)

Sharing of Payments, Etc.  Except as provided in Section 2.02 hereof, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered).  The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.07 may, to the fullest extent permitted by law, exercise all of its rights (including such Lender’s right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

(d)

Apportionment of Payments.  Subject to Section 2.02 hereof:

(i)

All payments of principal and interest in respect of outstanding Loans, all payments of fees (other than the fees set forth in Section 2.06(a) hereof) and all other payments in respect of any other Obligations, shall be allocated by the Administrative Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans, as designated by the Person making payment when the payment is made in each instance, subject to subsection (ii) below.

(ii)

After the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon the direction of the Required Lenders shall, apply all payments in respect of any Obligations and all proceeds of the Collateral, subject to the provisions of this Agreement, (i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due to the Administrative Agent until paid in full; (ii) second, ratably to pay the Obligations in respect of any accrued fees and interest then due to the Lenders until paid in full; (iii) third, ratably to pay principal of the Loans (or, to the extent such Obligations are contingent, to provide cash collateral in respect of such Obligations) until paid in full; and (iv) fourth, ratably to pay all other Obligations then due and payable.

(iii)

For purposes of subsection (ii) above, “paid in full” with respect to interest and fees shall include interest and fees accrued after the commencement of any Insolvency Proceeding irrespective of whether a claim for such interest and fees is allowable in such Insolvency Proceeding.

(iv)

In the event of a direct and irreconcilable conflict between the priority provisions of this Section 2.07 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that the provisions of this Section 2.07 shall control and govern.

(e)

Availability for Reborrowing.  Principal amounts repaid or prepaid ~~under~~with respect to the Term Loan ~~Facilities~~ will not be available for reborrowing hereunder.

Section 2.08   Increased Costs and Reduced Return.

(a)

If any Lender or the Administrative Agent shall have determined that the adoption or implementation of, or any change in, any law, rule, treaty or regulation, or any policy, guideline or directive of, or any change in, the interpretation or administration thereof by, any court, central bank or other administrative or Governmental Authority, or compliance by any Lender or the Administrative Agent or any Person controlling any such Lender or the Administrative Agent with any directive of, or guideline from, any central bank or other Governmental Authority (in each case, whether or not having the force of law), in each of the foregoing instances, after the date hereof, shall (i) subject any Lender or the Administrative Agent or any Person controlling any such Lender or the Administrative Agent to any tax (except for general franchise taxes and taxes on the overall net income of any Lender or the Administrative Agent or any Person controlling any such Lender or the Administrative Agent by the jurisdiction in which such Lender or the Administrative Agent, or any Person controlling any such Lender is organized, has its principal place of business, or any lending office), duty or other charge with respect to this Agreement or any Loan made by such Lender or Administrative Agent, or change the basis of taxation of payments to any Lender or the Administrative Agent or any Person controlling any such Lender or the Administrative Agent of any amounts payable hereunder (except for general franchise taxes and taxes on the overall net income of any Lender or the Administrative Agent or any Person controlling any such Lender or the Administrative Agent by the jurisdiction in which such Lender or the Administrative Agent, or any Person controlling any such Lender is organized, has its principal place of business, or any lending office), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan, or against assets of or held by, or deposits with or for the account of, or credit extended by, any Lender or the Administrative Agent or any Person controlling any such Lender or the Administrative Agent or (iii) impose on any Lender or the Administrative Agent or any Person controlling any such Lender or the Administrative Agent any other condition regarding this Agreement or any Loan, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to any Lender or the

Administrative Agent of making any Loan, or agreeing to make any Loan, or to reduce any amount received or receivable by any Lender or the Administrative Agent hereunder, then, upon demand by any such Lender or the Administrative Agent, the Borrowers shall pay within ten (10) Business Days after demand, to such Lender or the Administrative Agent such additional amounts as will compensate such Lender or the Administrative Agent for such increased costs or reductions in amount, but without duplication of Taxes and Other Taxes governed by Section 2.09 hereof.

(b)

If any Lender or the Administrative Agent shall have determined that any Capital Guideline or the adoption or implementation of, or any change in, any Capital Guideline by the Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender or the Administrative Agent or any Person controlling such Lender or the Administrative Agent with any Capital Guideline or with any directive of any such Governmental Authority with respect to any Capital Guideline (in each case, whether or not having the force of law), in each of the foregoing instances, after the date hereof, either (i) affects or would affect the amount of capital required or expected to be maintained by any Lender or the Administrative Agent or any Person controlling such Lender or the Administrative Agent and any Lender or the Administrative Agent determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained or any Lender’s or the Administrative Agent’s or any such other controlling Person’s other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on any Lender’s or any Administrative Agent’s any such other controlling Person’s capital to a level below that which such Lender or the Administrative Agent or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained, or any agreement to make Loans, or such Lender’s or the Administrative Agent’s or such other controlling Person’s other obligations hereunder (in each case, taking into consideration, such Lender’s or the Administrative Agent’s or such other controlling Person’s policies with respect to capital adequacy), then, within ten (10) Business Days of demand by any Lender or the Administrative Agent, the Borrowers shall pay to such Lender or the Administrative Agent from time to time such additional amounts as will compensate such Lender or the Administrative Agent for such cost of maintaining such increased capital or such reduction in the rate of return on such Lender’s, Administrative Agent’s or such other controlling Person’s capital.

(c)

All amounts payable under this Section 2.08 shall bear interest from the date that is ten (10) Business Days after the date of demand by any Lender or the Administrative Agent until payment in full to such Lender or the Administrative Agent at the ~~Base Rate~~interest rate then applicable to the Term Loan, unless the same is being contested by Borrowers in good faith.  A certificate of such Lender or the Administrative Agent claiming compensation under this Section 2.08, specifying the event herein above described and the nature of such event shall be submitted by such Lender or the Administrative Agent to the Borrowers, setting forth the additional amount due and an explanation of the calculation thereof, and such Lender’s, Administrative Agent’s reasons for invoking the provisions of this Section 2.08, and shall be final and presumptive absent manifest error.

(d)

Notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, guidelines and directives thereunder or issued in connection therewith shall be deemed, for all purposes of this Agreement, to be adopted after the date of this Agreement, regardless of the date actually enacted, adopted or issued.

Section 2.09   Taxes.

(a)

Any and all payments by any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (including interest, penalties, additions to tax, and costs and expenses of contesting such taxes and amounts), excluding (i) taxes imposed on the net income of Administrative Agent or any Lender by the jurisdiction in which such Person is organized or has any lending office, or that are imposed as a result of a present or former connection between such Administrative Agent or Lender and the jurisdiction imposing such tax (other than connections that would not have arisen but for entering into the Loan Documents, receiving any payments under or with respect to the Loan Documents, or enforcing any rights and remedies under the Loan Documents), (ii) any branch profit taxes imposed by the United States of America or any similar tax by any other jurisdiction as a result of the Administrative Agent or any Lender having a present or former connection with the jurisdiction imposing such tax (other than a connection that would not have arisen but for entering into the Loan Documents, receiving any payments under or with respect to the Loan Documents, or enforcing any rights and remedies under the Loan Documents), (iii) in the case of any Lender that is a not a “United States person” (as such term is defined in Section 7701(a)(30) of the IRC) (a “Non-U.S. Lender”), United States federal withholding taxes excluded by Section 2.09(e); (iv) in the case of any Lender that is a “United States person” (as such term is defined in Section 7701(a)(30) of the IRC) (a “U.S. Lender”), any U.S. federal backup withholding taxes imposed on such Lender as a result of payments made under this Agreement and (v) taxes imposed under FATCA (all such non-excluded taxes, levies, imposts, deductions, charges withholdings and liabilities, collectively or individually, “Taxes”).  If any Loan Party shall be required to deduct any Taxes from or in respect of any sum payable hereunder to Administrative Agent or any Lender (i) the sum payable shall be increased by the amount (an “additional amount”) necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.09) Administrative Agent or such Lender shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions, (iii) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law, and (iv) such Loan Party shall provide to Administrative Agent and the applicable Lender a certified copy of the official receipt or other documentation demonstrating the payment of such Taxes to the Governmental Authority.

(b)

In addition, each Loan Party agrees to pay to the relevant Governmental Authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (“Other Taxes”).  Each Loan Party shall deliver to Administrative Agent, if requested, a copy of the official receipt or other documentation showing the payment of such Other Taxes.

(c)

The Loan Parties hereby jointly and severally indemnify and agree to hold Administrative Agent or each Lender and their respective Affiliates, agents, and employees, harmless from and against Taxes and Other Taxes (including Taxes and Other Taxes imposed on any amounts payable under this Section 2.09) paid by such Person, whether or not such Taxes or Other Taxes were correctly or legally asserted.  Such indemnification shall be paid within ten (10) Business Days from the date on which any such Person makes written demand therefore specifying in reasonable detail the nature and amount of such Taxes or Other Taxes.

(d)

Each Non-U.S. Lender agrees that it shall, no later than the Closing Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 10.06 hereof after the Closing Date, promptly after the date upon which such Lender becomes a party hereto) deliver to each of the Administrative Agent and Borrowers one properly completed and duly executed copy of either U.S. Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY or any subsequent versions thereof or successors thereto, in each case claiming complete exemption from, or reduced rate of, United States federal withholding tax and payments of interest hereunder.  In addition, in the case of a Non-U.S. Lender claiming exemption from United States federal withholding tax under Section 871(h) or 881(c) of the IRC, such Non-U.S. Lender hereby represents to the Administrative Agent and the Borrowers that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the IRC, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the IRC) of the Borrowers and is not a controlled foreign corporation related to the Borrowers (within the meaning of Section 864(d)(4) of the IRC), and such Non-U.S. Lender agrees that it shall promptly notify the Administrative Agent and the Borrowers in the event any such representation is no longer accurate.  Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a “New Lending Office”).  In addition, such Non-U.S. Lender shall deliver such forms within twenty (20) days after receipt of a written request therefor from the Administrative Agent or the Borrowers.  Without limiting the foregoing, each Non-U.S. Lender shall also comply with any certification, documentation, information or other reporting necessary to establish an exemption from withholding under FATCA and shall provide any other documentation reasonably requested by the Borrowers or Administrative Agent sufficient for the Borrowers and Administrative Agent to comply with their obligations under FATCA and to determine that such Non-U.S. Lender has complied with such applicable reporting requirements.  Each U.S. Lender shall on or before the date it becomes a party to this Agreement deliver to each of Administrative Agent and the Borrowers a duly completed U.S. Internal Revenue Service Form W-9.

(e)

The Loan Parties shall not be required to indemnify any Non-U.S. Lender, or pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to this Section 2.09 to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any assignee, or Lender (or assignee) through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the Person making the assignment to such assignee, or Lender (or assignee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of clause (d) above.

(f)

Administrative Agent or any Lender claiming any indemnity payment or additional payment amounts payable pursuant to this Section 2.09 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrowers or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amount that may thereafter accrue, would not require Administrative Agent, such Lender to disclose any information Administrative Agent or such Lender deems, in its sole discretion, to be confidential and would not, in the sole determination of Administrative Agent or such Lender, be otherwise disadvantageous to Administrative Agent or such Lender.

(g)

If Administrative Agent or any Lender determines, in its sole judgment acting in good faith, that it has received a refund in respect of any Taxes or Other Taxes with respect to which any Loan Party has paid additional amounts or as to which such Lender or the Administrative Agent has been indemnified pursuant to this Section 2.09, it shall pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Party under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrowers, upon the request of such Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Administrative Agent or such Lender in the event such Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This Section 2.09(g) shall not be construed to require any Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person or to alter its customary practices and procedures with respect to the administrative of taxes applied in a non-prejudicial manner.

(h)

The obligations of the Loan Parties under this Section 2.09 shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder.

Section 2.10   ~~Inability to Determine Interest Rate.~~  Reserved.

~~Notwithstanding any other provision of this Agreement, if (i) the Administrative Agent shall reasonably determine that, by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining the LIBOR for an Interest Period, or (ii) the Required Lenders shall reasonably determine that the LIBOR does not adequately and fairly reflect the cost to such Lenders of funding LIBOR Loans that the Borrowers have requested, the Administrative Agent shall forthwith give notice of such determination, which notice shall be confirmed in writing if initially given telephonically, to SCG and the Lenders prior to the first day of such Interest Period. Unless SCG shall have notified the Administrative Agent upon receipt of such notice that it wishes to rescind or modify its request regarding such LIBOR Loans, any Loans that were requested to be converted into or continued as LIBOR Loans shall remain as or be converted into Base Rate Loans. Until any such notice has been withdrawn by the Administrative Agent, no further Loans shall be continued as, or converted into, LIBOR Loans for the Interest Periods so affected.~~

Section 2.11   ~~Illegality.~~Reserved.

~~Notwithstanding any other provision of this Agreement, if the adoption of or any change in any requirement of law or in the interpretation or application thereof by the relevant Governmental Authority to any Lender shall make it unlawful for such Lender to make or maintain LIBOR Loans as contemplated by this Agreement or to obtain in the interbank eurodollar market the funds with which to make such Loans, (i) such Lender shall promptly notify the Administrative Agent and SCG thereof, (ii) the commitment of such Lender hereunder to continue LIBOR Loans as such shall forthwith be suspended until such Lender shall give notice to the Administrative Agent that the condition or situation which gave rise to the suspension shall no longer exist, and (iii) such Lender’s Loans then outstanding as LIBOR Loans, if any, shall be converted on the last day of the Interest Period for such Loans or within such earlier period as required by law to Base Rate Loans.~~

Section 2.12   Replacement of Lenders.

Within fifteen (15) days after either (i) receipt by ~~SCG~~RMG Holdings of written notice and demand from any Lender for payment pursuant to Section 2.08 or ~~notice pursuant to Section 2.11, or~~ (ii) as provided in Section 10.02(c) (any such Lender demanding such payment, giving such notice or refusing to so consent being referred to herein as an “Affected Lender”), ~~SCG~~RMG Holdings may, at its option, notify Administrative Agent and such Affected Lender of its intention to do one of the following:

(a)

the Borrowers may obtain, at Borrowers’ expense, a replacement Lender (“Replacement Lender”) for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Administrative Agent.  In the event Borrowers obtain a Replacement Lender that will purchase all outstanding Obligations owed to such Affected Lender within ninety (90) days following notice of ~~SCG~~RMG Holdings’s intention to do so, the Affected Lender shall sell and assign all of its rights and delegate all of its obligations under this Agreement to such Replacement Lender in accordance with the provisions of Section 10.06, provided that the Borrowers have reimbursed such Affected Lender for ~~any LIBOR Breakage Fee pursuant to Section 2.06(c) (as though such payment constituted a prepayment) and~~ any processing and recordation fee payable pursuant to Section 10.06(b) and, in any case where such replacement occurs as the result of a demand for payment pursuant to Section 2.08, paid all amounts required to be paid to such Affected Lender pursuant to Section 2.08 through the date of such sale and assignment; or

(b)

the Borrowers may prepay in full all outstanding Obligations owed to such Affected Lender (without the requirement of payment of any prepayment fee pursuant to Section 2.06(b) ~~or any LIBOR Breakage Fee pursuant to Section 2.06(c)).~~  The Borrowers shall, within ninety (90) days following notice of their intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender (including, in any case where such prepayment occurs as the result of a demand for payment for increased costs, such Affected Lender’s increased costs for which it is entitled to reimbursement under this Agreement through the date of such prepayment).

(a)

Section 2.13

Nature and Extent of Each Borrower’s Liability.~~(a)~~ Joint and Several Liability.  Each Borrower agrees that it is jointly and severally liable for all Obligations and all agreements under the Loan Documents.  As such, each Borrower agrees that it is a guarantor of each other Borrower’s obligations and liabilities hereunder and under the other Loan Documents.

(b)

Direct Liability. Nothing contained in this Section 2.13 shall limit the liability of any Borrower to pay the Loan made directly or indirectly to that Borrower (including the Loan advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder.

(c)

Joint Enterprise.  Each Borrower has requested that Administrative Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically.  Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group.  Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage.  Borrowers acknowledge that Administrative Agent’s and Lenders’ willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.

(d)

Borrower Agent.

(i)

Each Borrower hereby irrevocably appoints and designates ~~SCG~~RMG Holdings as its representative and agent and attorney-in-fact for all purposes under the Loan Documents, including designation of interest rates, delivery or receipt of communications, preparation and delivery of financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Administrative Agent or any Lender.

(ii)

Each other Loan Party hereby irrevocably appoints and designates ~~SCG~~RMG Holdings as its agent and attorney-in-fact to receive statements on account and all other notices from Administrative Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents.

(iii)

Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any Loan Party by ~~SCG~~RMG Holdings shall be deemed for all purposes to have been made by such Loan Party and shall be binding upon and enforceable against such Loan Party to the same extent as if made directly by such Loan Party.

(iv)

~~SCG~~RMG Holdings hereby accepts the appointment by each Loan Party hereunder to act as its agent and attorney-in-fact.

(v)

Administrative Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication delivered by ~~SCG~~RMG Holdings on behalf of any Borrower or other Loan Party.  Administrative Agent and Lenders may give any notice or communication with a Borrower or other Loan Party hereunder to ~~SCG~~RMG Holdings on behalf of such Borrower or Loan Party.  Each of Administrative Agent and Lenders shall have the right, in its discretion, to deal exclusively with ~~SCG~~RMG Holdings for any or all purposes under the Loan Documents.  Each Borrower and each other Loan Party agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by ~~SCG~~RMG Holdings shall be binding upon and enforceable against it.

ARTICLE 3
[RESERVED]

ARTICLE 4
CONDITIONS TO LOANS

Section 4.01

Conditions Precedent to Effectiveness.

The obligation of the Lenders to make the ~~Loans~~Third Amendment Term Loan shall become effective as of the Business Day when each of the following conditions precedent shall have been satisfied in a manner reasonably satisfactory to the ~~Administrative Agent~~Required Lenders:

(a)

Payment of Fees, Etc.  The Borrowers shall have paid on or before the date of this Agreement all fees, costs, expenses and taxes then payable pursuant to ~~Sections 2.06 and~~Section 10.03 which have been invoiced to Borrowers as of the Closing Date.

(b)

Legality.  The making of the ~~Loans~~Third Amendment Term Loan shall not contravene any law, rule or regulation applicable to the Administrative Agent or any Lender.

(c)

Delivery of Documents.  The Administrative Agent shall have received each of the agreements, instruments, documents and other materials set forth on the Closing Checklist attached ~~hereto as Schedule 4.01, which agreements, instruments, documents and other materials may include a Security Agreement (together with certificates, stock powers, proxies and~~

~~other instruments of transfer, as applicable), a UCC Filing Authorization Letter, UCC, tax, judgment and other public record searches, UCC financing statements, resolutions of each Loan Party regarding the due authorization, execution and delivery of the Loan Documents and the other Related Transaction Documents, certified (by the appropriate officials of the jurisdictions of organization and by Authorized Officers, as applicable), of all Organization Documents of each Loan Party and incumbency signatures of each Loan Party, opinions of counsel, closing certificates, a solvency certificate, copies of the Financial Statements, financial projections, evidence of the insurance coverage required by Section 6.01 (together with endorsements as to the named insureds, assignees or loss payees thereunder), collateral access agreements, deposit account control agreements, copies of the Related Transaction Documents, payoff letters from the holders of existing Indebtedness (together with Lien termination and release documents), a Guaranty from each direct and indirect Subsidiary of any Borrower (other than a Foreign Subsidiary) and such other agreements, instruments, documents and other materials as the Administrative Agent may reasonably request~~ to the Third Amendment as Exhibit B.

(d)

Material Adverse Effect.  The Administrative Agent shall have determined, in its sole judgment, that no event or development, individually, or in the aggregate, shall have occurred since December 31, ~~2012~~2013 which could reasonably be expected to have a Material Adverse Effect.

(e)

Approvals.  All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the ~~Loans and consummation of the transactions contemplated by the Related Transaction Documents~~Third Amendment Term Loan or the conduct of the Loan Parties’ business shall have been obtained and shall be in full force and effect.

(f)

Indebtedness.  After giving effect to ~~all Loans to be made on the Closing Date and consummation of the Symon Acquisition~~ the Third Amendment Term Loan, (i) total consolidated Indebtedness of the Borrowers and their Subsidiaries shall not exceed $~~34,500,000~~15,000,000 and (ii) all liabilities of the Borrowers and their Subsidiaries shall be current.

(g)

 ~~Minimum EBITDA and Leverage. The Administrative Agent shall have received evidence reasonably satisfactory to it that (i) Consolidated EBITDA, adjusted to the reasonable satisfaction of Administrative Agent, of Borrowers and their Subsidiaries for the twelve month period ending February 28, 2013 is greater than $8,800,000, (ii) the ratio of Consolidated EBITDA, adjusted to the reasonable satisfaction of Administrative Agent, of Borrowers and their Subsidiaries for the twelve month period ending February 28, 2013 to Consolidated Total Funded Indebtedness as of the Closing Date is not greater than 3.86 to 1.0, and (iii) the ratio of Consolidated EBITDA, adjusted to the reasonable satisfaction of Administrative Agent, of the Borrowers and their Subsidiaries for the twelve month period ending February 28, 2013 to Consolidated Senior Funded Indebtedness as of the Closing Date is not greater than 2.73 to 1.0.~~Reserved.

~~(h)   Minimum Equity; Unrestricted Cash. Not less than $39,500,000 cash equity shall have been contributed to SCG and the Loan Parties shall have not less than $7,000,000 unrestricted cash on hand after giving effect to the Symon Acquisition and the other transactions contemplated hereby.~~

~~(i)   Consummation of Symon Acquisition/Subordination Debt. Concurrently with the making of the initial Loans, each of the Symon Acquisition and the loan transaction contemplated by the Subordinated Loan Documents shall have been consummated in accordance with the Symon Merger Agreement and such Subordinated Loan Documents (no material provision of which, in either such case, shall have been amended or otherwise modified or waived without the prior written consent of the Administrative Agent).~~

(h)

~~(j)~~ Representations and Warranties; No Event of Default.  The following statements shall be true and correct:  (i) each representation and warranty contained in Article 5 or in any other Loan Document, certificate or other writing delivered to the Administrative Agent or any Lender pursuant hereto or thereto are true and correct on and as of the ~~Closing~~Third Amendment Effective Date as though made on and as of such date (except to the extent that any such representation or warranty speaks to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date), and (ii) no Default or Event of Default has occurred and is continuing or would result from the making of the Loans.

(i)

~~(k)~~ Other Documents.  Administrative Agent must have received any additional agreements, documents and certificates as Administrative Agent or its counsel may reasonably request.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

Section 5.01

Representations and Warranties.

Each Loan Party hereby represents and warrants to the Administrative Agent, the Lenders as follows ~~(in each case, the following representations and warranties shall be made after giving effect to the consummation of the transactions contemplated by the Related Transaction Documents)~~:

(a)

Organization, Good Standing, Etc.  Each Loan Party and each of its Subsidiaries (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver each Loan Document ~~and Related Transaction Document~~ to which it is a party, and to consummate the transactions contemplated thereby and, in the case of the Borrowers, to make the borrowings hereunder, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified and in good standing could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b)

Authorization, Etc.  The execution, delivery and performance by each Loan Party of each Loan ~~Document and Related Transaction~~ Document to which it is or will be a party, (i) have been or, concurrent with the execution and delivery thereof, will be duly authorized by all necessary action, and no further consent or authorization is required by RMG Holdings or any of the other Loan Parties, their respective boards of directors or any committee thereof or any of their respective stockholders or other equity holders, (ii) do not and will not contravene any of its Organization Documents, or any applicable law or any contractual obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except in the case of clause (ii) (other than with respect to contravention of Organization Documents) and (iv) as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(c)

Governmental Approvals.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party or any of its Subsidiaries of any Loan Document ~~or Related Transaction Document~~ to which it is or will be a party, except for those which have been obtained and/or made.

(d)

Enforceability of Loan Documents.  This Agreement is, and each other Loan Document ~~and Related Transaction Document~~ to which any Loan Party or any of its Subsidiaries is or will be a party, when delivered will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws.

(e)

Capitalization; Subsidiaries.

(i)

After giving effect to the transactions contemplated hereby to occur on the Closing Date, the authorized Capital Stock of ~~SCG~~RMG Holdings and the issued and outstanding Capital Stock of ~~SCG~~RMG Holdings are as set forth on Schedule 5.01(e)(i).  All of the issued and outstanding shares of Capital Stock of ~~SCG~~RMG Holdings have been validly issued and are fully paid and non-assessable, and, except as set forth on Schedule 5.01(e)(i), the holders thereof are not entitled to any preemptive, first refusal or other similar rights.

(ii)

Schedule 5.01(e)(ii) is a complete and correct description of the name, jurisdiction of organization and ownership of the outstanding Capital Stock of each Subsidiary of ~~SCG~~RMG Holdings.  All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights.  Except as indicated on such Schedule, all such Capital Stock is free and clear of all Liens, other than Liens in favor of Administrative Agent and non-consensual Permitted Liens.  There are no outstanding debt or equity securities of the Borrowers or any of their Subsidiaries and no outstanding obligations of the Borrowers or any of their Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Borrowers or any of their Subsidiaries, or other obligations of any Subsidiary to issue, directly or indirectly, any shares of Capital Stock of any Subsidiary of the Borrowers.

(f)

Litigation; Commercial Tort Claims.  Except as set forth in Schedule 5.01(f), (i) there is no pending or, to the best knowledge of any Loan Party, threatened action, suit or proceeding affecting any Loan Party or any of its Subsidiaries before any court or other Governmental Authority or any arbitrator that (A) if adversely determined, could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (B) relates to this Agreement, any other Loan ~~Document or Related Transaction~~ Document or any transaction contemplated hereby or thereby and (ii) as of the Closing Date, none of the Loan Parties holds any commercial tort claims in respect of which a claim has been filed in a court of law or a written notice by an attorney has been given to a potential defendant.

(g)

Financial Condition.

(i)

The Financial Statements, copies of which have been delivered to Administrative Agent, fairly present in all material respects the consolidated financial condition of the Persons named therein as at the respective dates thereof and the consolidated results of operations of such Persons for the fiscal periods ended on such respective dates, all in accordance with GAAP, and since December 31, ~~2012~~2013 no event or development has occurred that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(ii)

The Borrowers have heretofore furnished to Administrative Agent (A) projected quarterly balance sheets, income statements and statements of cash flows of the Borrowers and their Subsidiaries for the period from ~~March 31, 2014~~June 30, 2014 through December 31, ~~2013,~~2014, and (B) projected annual balance sheets, income statements and statements of cash flows of the Borrowers and their Subsidiaries for the Fiscal Years ending in ~~2014~~2015 through 2017, which projected financial statements shall be updated from time to time pursuant to Section 6.01(a)(v).  Such projections, as so updated, shall be believed by the Borrowers at the time furnished to be reasonable, shall have been prepared on a reasonable basis and in good faith by the Borrowers, and shall have been based on assumptions believed by the Borrowers to be reasonable at the time made and upon the best information then reasonably available to the Borrowers, and the Borrowers shall not be aware of any facts or information that would lead it to believe that such projections, as so updated, are incorrect or misleading in any material respect.

(h)

Compliance with Organization Documents, Law, Etc.  No Loan Party nor any of its Subsidiaries is in violation of its Organization Documents.  No Loan Party nor any of its Subsidiaries is in violation of any law, rule, regulation, judgment or order of any Governmental Authority applicable to it or any of its property or assets, or any term of any agreement or instrument binding on or otherwise affecting it or any of its properties, which violation could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

(i)

ERISA.  Except as could not reasonably be expected to have a Material Adverse Effect, (i) each Employee Benefit Plan is in compliance with ERISA and other applicable laws, and, to the extent applicable, qualifies for favorable tax treatment under the IRC, and (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Employee Benefit Plan.  No Lien imposed under the IRC or ERISA exists or is likely to arise on account of any Employee Benefit Plan.  Except as could not reasonably be expected to have a Material Adverse Effect, no Loan Party nor any of its ERISA Affiliates has (i) incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, or is aware of any facts indicating that it or any of its ERISA Affiliates would in the future incur any such withdrawal liability in the event of a partial withdrawal or complete withdrawal from a Multiemployer Plan; (ii) engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the IRC; (iii) failed to pay any required installment or other payment required under Section 412 of the IRC on or before the due date for such required installment or payment; (iv) engaged in a transaction within the meaning of Section 4069 of ERISA; or (v) incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become past due which are unpaid.  There are no pending or, to the best knowledge of any Loan Party, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (A) any Employee Benefit Plan or its assets, (B) any fiduciary with respect to any Employee Benefit Plan, or (C) any Loan Party or any of its ERISA Affiliates with respect to any Employee Benefit Plan.  Except as required by Section 4980B of the IRC, no Loan Party nor any of its ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of its ERISA Affiliates or coverage after a participant’s termination of employment.

(j)

Taxes, Etc.  All Federal and other material tax returns and other reports required by applicable law to be filed by any Loan Party or any of its Subsidiaries have been filed, or valid extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries and which have become due and payable on or prior to the date hereof have been paid, except to the extent (i) contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof on its financial statements in accordance with GAAP, or (ii) the failure to pay the same could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(k)

Regulations T, U and X.  No Loan Party nor any of its Subsidiaries is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(l)

Nature of Business.  ~~SCG~~RMG Holdings is not engaged in any business other than ownership of all of the outstanding Capital Stock of its Subsidiaries and obligations under that certain contract with Crown Enterprises, S.A.R.L. (the “Regus Contract”).  No other Loan Party or any of its Subsidiaries is engaged in any business other than digital signage and out-of-house advertising and businesses reasonably incidental thereto.

(m)

Adverse Agreements, Etc.  No Loan Party nor any of its Subsidiaries is a party to any agreement or instrument, or subject to any Organizational Document restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which has, or in the future could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(n)

Permits, Etc.  Each Loan Party and each of its Subsidiaries has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person, other than those permits, licenses, authorizations, entitlements and accreditations, the lack of which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  No condition exists or event has occurred which, itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation.

(o)

Properties.  (1) Each Loan Party and each of its Subsidiaries has good and marketable title to, valid leasehold interests in, or valid licenses to use, all property and assets material to its business, free and clear of all Liens, except Permitted Liens.  All such properties and assets are in good working order and condition, ordinary wear and tear excepted.

(ii)

Schedule 5.01(o) sets forth a complete and accurate list, as of the Closing Date, of the location, by state and street address, of all real property owned or leased by any Loan Party or any of its Subsidiaries.  Each Lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect.  No consent or approval of any landlord or other third party in connection with any such Lease is necessary for any Loan Party or any of its Subsidiaries to enter into the Loan Documents or Related Transaction Documents to which it is a party, except as set forth on Schedule 5.01(o).  To the best knowledge of any Loan Party, no other party to any such Lease is in default of its obligations thereunder, and no Loan Party nor any of its Subsidiaries (nor any other party to any such Lease) has delivered or received any notice of default which remains uncured under any such Lease.

(p)

Full Disclosure; SEC Documents.

(i)

Each Loan Party has disclosed to the Administrative Agent all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party or any of its Subsidiaries to the Administrative Agent in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.  There is no contingent liability or fact that could reasonably be expected to have a Material Adverse Effect which has not been set forth in a footnote included in the financial statements delivered hereunder or a schedule thereto.

(ii)

The common stock of RMG Holdings is registered under Section 12(b) of the Exchange Act.  RMG Holdings has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the Third Amendment Effective Date and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of RMG Holdings included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of RMG Holdings as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  Since the filing of each of the SEC Documents, no event has occurred that would require an amendment or supplement to any such SEC Document and as to which such an amendment or supplement has not been filed and made publicly available on the SEC’s EDGAR system no less than five (5) Business Days prior to the date this representation is made.  RMG Holdings has not received any written comments from the SEC staff that have not been resolved to the satisfaction of the SEC staff.  RMG Holdings is not required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the Third Amendment Effective Date and in effect on the Third Amendment Effective Date and to which any Loan Party is a party or by which RMG Holdings is bound that has not been previously filed as an exhibit (including by way of incorporation by reference) to its reports filed or made with the SEC under the Exchange Act.  There is no material transaction, arrangement or other relationship between RMG Holdings and an unconsolidated or other off-balance-sheet entity that is required to be disclosed by RMG Holdings in its reports pursuant to the Exchange Act that has not been so disclosed in the SEC Documents at least five (5) Business Days prior to the date of this Agreement.  There have been no internal or SEC inquiries or investigations (formal or informal) regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of any executive officer of RMG Holdings or the board of directors of RMG Holdings or any committee thereof.

(q)

Environmental Matters.  Except as set forth on Schedule 5.01(q) and except as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect (it being agreed solely for purposes of this Section 5.01(q) that potential liability in excess of $100,000 shall be deemed a Material Adverse Effect):

(i)

Continued Compliance; Permits.  (A) The operations of each Loan Party and each of its Subsidiaries are in material compliance with all Environmental Laws and (B) each Loan Party and each of its Subsidiaries holds all licenses, permits and approvals required under any Environmental Laws in connection with the operation of its business, properties and facilities;

(ii)

No Hazardous Materials; No Releases.  (A) No Hazardous Materials are present at, on or under the facilities or properties owned or operated by any Loan Party or any of its Subsidiaries in a quantity or condition that violates any Environmental Law or could reasonably be expected to give rise to liabilities or obligations under applicable Environmental Laws; (B) no Releases have occurred at, on, under or from (1) any property or facility owned or operated by any Loan Party or any of its Subsidiaries or (2) any disposal or treatment facility which received Hazardous Materials generated or otherwise handled by any Loan Party or any of its Subsidiaries; and (C) no underground or aboveground storage tanks are or at any time were located at any properties or facilities owned or operated by any Loan Party or any of its Subsidiaries that are or were not properly registered under applicable Environmental Laws or are or were leaking or disposing Hazardous Materials;

(iii)

No Actions or Notices.  (A) No Environmental Action has been asserted against any Loan Party or any of its Subsidiaries; (B) no Loan Party has knowledge or notice of any threatened or pending Environmental Action (1) against any Loan Party or any of its Subsidiaries or (2) against any facilities that may have received Hazardous Materials generated by any Loan Party or any of its Subsidiaries; (C) no Loan Party nor any of its Subsidiaries has received any notification pursuant to any Environmental Laws that (1) any work, repair, construction or Remedial Action is required to maintain compliance with applicable Environmental Laws or any license, permit or approval issued pursuant thereto which have not been completed or (2) any license, permit or approval referred to above is about to be reviewed, made, subject to limitations or conditions, revoked, withdrawn or terminated; and

(iv)

Other Events or Conditions.  No Loan Party has knowledge or notice of any event, condition, occurrence, circumstances, activities, practices, incidents or actions which could reasonably be expected to interfere with or prevent continued compliance with applicable Environmental Laws, give rise to any common law or statutory liability or otherwise form the basis of any claim, action, suit, demand, hearing or investigation relating to violations, requirements or obligations under Environmental Laws.

(r)

Insurance.  Each Loan Party and each of its Subsidiaries keeps its property adequately insured and maintains (i) insurance to such extent and against such risks as is customary with companies in the same or similar businesses, (ii) worker’s compensation insurance in the amount required by applicable law, (iii) public liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by law or as may be reasonably required by the Administrative Agent (including against larceny, embezzlement or other criminal misappropriation).

(s)

Use of Proceeds.  The proceeds of the ~~Loans~~Third Amendment Term Loan shall be used to ~~(i) pay fees and expenses in connection with the transactions contemplated hereby, (ii)~~ fund working capital of the Loan Parties~~, and (iii) pay a portion of the consideration due and owing under the Symon Merger Agreement.~~

(t)

Solvency.  The Loan Parties, taken as a whole, are Solvent.

(u)

Intellectual Property.  Each Loan Party and each of its Subsidiaries owns or licenses or otherwise has the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits and other intellectual property rights that are necessary for the operation of its business, without known infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  Set forth on Schedule 5.01(u) is a complete and accurate list of all such material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits and other intellectual property rights of each Loan Party or any of its Subsidiaries.

(v)

Investment Company Act.  No Loan Party nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” or an “affiliated person” or “promoter” of, or “principal underwriter” of or for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.

(w)

Employee and Labor Matters.  There is (i) no unfair labor practice complaint pending or, to the best knowledge of each Loan Party, threatened against any Loan Party or any of its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party or any of its Subsidiaries which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened against any Loan Party or any of its Subsidiaries, other than employee grievances arising in the ordinary course of business which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (iii) to the best knowledge of any Loan Party or any of its Subsidiaries, no union representation question existing with respect to the employees of any Loan Party or any of its Subsidiaries and no union organizing activity taking place with respect to any of the employees of any Loan Party or any of its Subsidiaries.  No Loan Party nor any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or similar state law, which remains unpaid or unsatisfied.  The hours worked and payments made to employees of any Loan Party or any of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  All material payments due from any Loan Party or any of its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Person, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x)

~~Merger Agreements/Subordinated Loan Documents. The Borrowers have delivered to the Administrative Agent a complete and correct copy of each Merger Agreement, including all schedules and exhibits thereto, and all other agreements, instruments and documents pertaining thereto, and a complete and correct copy of each Subordinated Loan Document, including all schedules and exhibits thereto. No authorization or approval or other action by, and no notice to filing with or license from, any Governmental Authority was required for the consummation of the RMG Acquisition, other than such as have been obtained on or prior to the consummation of the RMG Acquisition. No authorization or approval or other action by, and no notice to filing with or license from, any Governmental Authority is required for the consummation of the Symon Acquisition and/or the transactions contemplated by the Subordinated Loan Documents, in each case other than such as have been obtained on or prior to the Closing Date (and other than such as may be required on behalf of the holders of the Subordinated Indebtedness under the Subordinated Loan Documents). Each of the representations and warranties contained in each Merger Agreement and each Subordinated Loan Document and made by a Loan Party (and to the best knowledge of the Borrowers, each other Person party thereto) is true, correct and complete in all material respects. All conditions precedent to each Merger Agreement and each Subordinated Loan Document have been fulfilled or waived, none of any Merger Agreement or any Subordinated Loan Document has been amended or otherwise modified, and there has been no breach of any material term or condition of any Merger Agreement or any Subordinated Loan Document, in each case, except as otherwise disclosed by the Borrowers to Administrative Agent in writing prior to the Closing Date.~~Loan Documents.  The Borrowers have delivered to the Administrative Agent a complete and correct copy of all Loan Documents executed prior to the Third Amendment Effective Date, including all schedules and exhibits thereto.

(y)

Brokers. Except as set forth on Schedule 5.01(y), and except for fees payable to Administrative Agent and/or Lenders, no broker, finder or other intermediary has brought about the obtaining, making or closing of the transactions contemplated ~~by the Related Transaction Document~~hereby, and no Loan Party, nor any Subsidiary, has or will have any obligation to any Person in respect of any finder’s or brokerage fees in connection herewith or therewith.

(z)

~~Senior Indebtedness, Etc. All Obligations, including those to pay principal of and interest (including post-petition interest) on the Loans and fees and expenses in connection therewith, constitute Senior Debt (as defined in the Subordination Agreement), and all such Obligations are entitled to the benefits of the subordination created by the Subordination Agreement. Each Loan Party acknowledges that the Administrative Agent and the Lenders are entering into this Agreement, and extending their Term Loan Commitments, in reliance upon the subordination provisions of the Subordination Agreement and this clause (z).~~ Sarbanes-Oxley Act.   RMG Holdings is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes Oxley”), that are applicable to RMG Holdings as of the Third Amendment Effective Date, and any and all applicable rules and regulations promulgated by the SEC thereunder that are applicable to it as of the Third Amendment Effective Date, except where the failure to be in compliance would not have a material adverse effect on RMG Holdings’ business or properties.  No attorney representing RMG Holdings, whether or not employed by RMG Holdings RMG Holdings, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by RMG Holdings, any of the other Loan Parties, any of their respective Subsidiaries or any of their respective officers, directors, employees or agents to their respective boards of directors or any committee thereof pursuant to Section 307 of Sarbanes-Oxley.

(aa)

Internal Accounting and Disclosure Controls.  RMG Holdings maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.  RMG Holdings maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are effective in ensuring that information required to be disclosed by RMG Holdings in the reports that it files or submits under the

Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including controls and procedures designed to ensure that information required to be disclosed by RMG Holdings in the reports that it files or submits under the Exchange Act is accumulated and communicated to RMG Holdings’ management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.  Since December 31, 2012, none of the Loan Parties has received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of any of the Loan Parties.  The Loan Parties maintain internal control over financial reporting (as such term is defined in Rule 13a-15 under the Exchange Act), and such internal control is effective, does not have any material weaknesses and does not have any significant deficiencies that are reasonably likely to adversely affect RMG Holdings’ ability to accurately and completely record, process, summarize and report financial information.  None of the Loan Parties nor any of their respective directors or officers has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of any Loan Party or its internal accounting controls, including any complaint, allegation, assertion or claim that any Loan Party has engaged in any improper accounting or auditing practices.

(bb)

No Fiduciary.  Each of RMG Holdings and the other Loan Parties acknowledges that none of the Lenders or the Administrative Agent is acting as a financial advisor or fiduciary of any Loan Party (or in any similar capacity) with respect to the Loan Documents and the transactions contemplated hereby and thereby, and any advice given by either of the Lenders or the Administrative Agent or any of their respective representatives or agents in connection with the Loan Documents and the transactions contemplated hereby and thereby is merely incidental to such Lender’s or the Administrative Agent’s entry into the transactions contemplated hereby or thereby.  Each Loan Party’s decision to enter into the Loan Documents to which it is a party has been based solely on the independent evaluation by such Loan Party and its representatives.

ARTICLE 6
COVENANTS OF THE LOAN PARTIES

Section 6.01

Affirmative Covenants.

So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than contingent indemnification obligations for which a claim has not been, and is not reasonably likely to be, asserted), each Loan Party will (or, in the case of Section 6.01(n) and 6.01(o), RMG Holdings will), unless the Required Lenders shall otherwise consent in writing:

(a)

Reporting Requirements.  Furnish to Administrative Agent and each Lender:

(i)

within ~~one hundred twenty (120~~ninety (90) days after the end of each Fiscal Year of ~~SCG~~RMG Holdings and its Subsidiaries, (A) consolidated balance sheet, ~~income~~ statement of operations, ~~and~~ statement of ~~owners~~stockholders’ equity and statement of cash flows of ~~SCG~~RMG Holdings and its Subsidiaries as at the end of, and for, such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, (B) consolidated balance sheet, income statement, and statement of owners’ equity and cash flows of the Loan Parties (only) as at the end of such Fiscal Year setting forth in each case in comparative form the corresponding figures for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and (C) a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Loan Parties and reasonably satisfactory to the Administrative Agent (which opinion shall be without (1) a “going concern” or like qualification or exception, or (2) any qualification or exception as to the scope of such audit)~~, and (C) a fully completed and duly executed Excess Cash Flow Ceritifcate;~~ (it being understood and agreed that delivery of RMG Holdings’ Form 10-K for such Fiscal Year as filed with the SEC shall satisfy the requirements set forth in clauses (A) and (B) and, to the extent RMG Holdings Form 10-K for such Fiscal Year contains a report and an unqualified opinion contemplated by clause (C), the requirements set forth in clause (C));

(ii)

within forty-five (45) days after the end of each Fiscal Quarter (excluding the fourth Fiscal Quarter), consolidated balance sheet, statement of operations, and statement of cash flows of RMG Holdings and its Subsidiaries as at the end of such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or periods of the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP (it being understood and agreed that delivery of RMG Holdings’ Form 10-Q for such Fiscal Quarter as filed with the SEC shall satisfy such requirements);

(iii)

~~(ii)~~ within thirty (30) days (increased to forty-five (45) days in the case of each fiscal month ending a Fiscal Quarter) after the end of each fiscal month of ~~SCG~~RMG Holdings and its Subsidiaries commencing the month ending March 31, 2013, internally prepared consolidated balance sheet, ~~income~~ statement of operations and statement of ~~owners~~stockholders’ equity ~~and statement of cash flow~~ as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding Fiscal Year and corresponding figures from the most recent projections for the current Fiscal Year (provided that comparative figures shall not be required to be delivered until the Fiscal Year following the Closing Date), all in reasonable detail, and certified by an Authorized Officer of ~~SCG~~RMG Holdings as fairly presenting, in all material respects, the financial position of ~~SCG~~RMG Holdings and its Subsidiaries as at the end of such fiscal month and the results of operations~~,~~ and owners’ equity ~~and cash flows of SCG~~of RMG Holdings and its Subsidiaries for such fiscal month, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Administrative Agent and the Lenders, subject to normal year-end adjustments and the absence of footnote disclosures;

(iv)

~~(iii)~~ simultaneously with the delivery of the financial statements of ~~SCG~~RMG Holdings and its Subsidiaries required by (x) subsection (~~ii~~iii) above, monthly pipeline reports for each operating business of ~~SCG~~RMG Holdings’ Subsidiaries in forms delivered to Administrative Agent prior to the Closing Date (or in such other forms reasonably acceptable to the Administrative Agent) and (y) subsection (i) and the financial statements for the last month of each Fiscal Quarter required by subsection (ii) above, a Compliance Certificate;

(v)

~~(iv)~~ within forty-five (45) days after the end of each Fiscal Year, financial projections for the forthcoming Fiscal Year, and for the immediately succeeding three (3) Fiscal Years thereafter, on a monthly basis for the next Fiscal Year and on an annual basis for the two subsequent Fiscal Years, in each instance, in form reasonably satisfactory to the Administrative Agent, all such financial projections to be prepared on a reasonable basis and in good faith, and to be based on assumptions believed by ~~SCG~~RMG Holdings to be reasonable at the time made and from the best information then available to ~~SCG~~RMG Holdings;

(vi)

~~(v)~~ within three (3) days after the occurrence of an Event of Default or Default or the occurrence of any event or development that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, the written statement of an Authorized Officer of ~~SCG~~RMG Holdings setting forth the details of such Event of Default or Default or other event or development and the action which the affected Loan Party proposes to take with respect thereto;

(vii)

~~(vi)~~ simultaneously with the delivery of the financial statements of ~~SCG~~RMG Holdings and its Subsidiaries required by subsection (~~ii~~iii) above for the last month of each Fiscal Quarter of ~~SCG~~RMG Holdings and its Subsidiaries, a management report prepared in reasonable detail, signed by an Authorized Officer of ~~SCG~~RMG Holdings, describing the operations and financial condition of ~~SCG~~RMG Holdings and its Subsidiaries for the portion of the Fiscal Year then ended and discussing the reasons for any significant variations from the most recent projections for such Fiscal Year;

(viii)

~~(vii)~~ within five (5) days after (A) any Loan Party knows or has reason to know that (1) any Reportable Event with respect to any Employee Plan has occurred, (2) any other Termination Event with respect to any Employee Benefit Plan has occurred, or (3) an accumulated funding deficiency has been incurred or an application has been made for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period with respect to an Employee Plan, a statement of an Authorized Officer of ~~SCG~~RMG Holdings setting forth the details of such occurrence and the action, if any, which such Loan Party proposes to take with respect thereto, (B) receipt thereof by any Loan Party or any ERISA Affiliate thereof from the PBGC or other Governmental Authorities, copies of each notice received by any Loan Party or any ERISA Affiliate thereof of the PBGC’s or other Governmental Authorities’ intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) if requested by Administrative Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Employee Plan and Multiemployer Plan, (D) any Loan Party knows or has reason to know that a required contribution under Section 412 of the IRC has not been made when due with respect to an Employee Benefit Plan or Multiemployer Plan, (E) receipt thereof by any Loan Party or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (F) any Loan Party or any of its Subsidiaries sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice;

(ix)

~~(viii)~~ within five (5) days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(x)

~~(ix)~~ Intentionally omitted;

(xi)

~~(x)~~ promptly after the sending or filing thereof, copies of all material statements, reports and other information any Loan Party sends to any holders of its Indebtedness or its securities or files with the SEC or any national (domestic or foreign) securities exchange;

(xii)

~~(xi)~~ promptly upon receipt thereof, copies of all financial reports (including management letters), if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof;

~~(xii)   within three (3) days after the receipt thereof, copies of any notices of default or other material notices given or received pursuant to the Subordinated Loan Documents~~; and

(xiii)

promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Loan Party or any of its Subsidiaries as Administrative Agent may from time to time reasonably request.

(b)

Compliance with Laws, Etc.  (i) Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders (including all Environmental Laws) and all contractual obligations, except to the extent non-compliance could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and (ii) pay and cause each of its Subsidiaries to pay, before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, and all lawful claims which if unpaid might become a Lien or charge upon any of its properties, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

(c)

Preservation of Existence, Etc.  Subject to the provisions of Section 6.02(c), maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified and in good standing or maintain such rights and privileges or maintain such rights and privilege could not reasonably be expected to have, either individually, or in the aggregate, a Material Adverse Effect.

(d)

Keeping of Records and Books of Account.  Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.

(e)

Inspection Rights.  Permit, and cause each of its Subsidiaries to permit, the Administrative Agent and representatives and agents of Administrative Agent at any time and from time to time during normal business hours, at the expense of the Borrowers, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals, or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives; provided, however, that so long as no Event of Default has occurred and continues to exist, the Borrowers shall not be responsible for the costs of more than one (1) such inspection or examination in any calendar year.  Representatives of each Lender will be permitted to accompany Administrative Agent and its representatives and agents at such Lender’s expense unless an Event of Default has occurred and is continuing, in which event at Borrowers’ expense.  In furtherance of the foregoing, each Loan Party hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the Administrative Agent and representatives and agents of Administrative Agent in accordance with this Section 6.01(e), provided that representatives of the Borrowers shall be permitted to participate in any such discussions.

(f)

Maintenance of Properties, Etc.  Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

(g)

Maintenance of Insurance.  Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including comprehensive general liability and hazard insurance) with respect to its properties and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto and as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.  All policies covering the Collateral are to be made payable to the Administrative Agent for the benefit of the Administrative Agent and the Lenders, as its interests may appear, in case of loss, under a standard non-contributory “lender” or “secured party” clause.  All certificates of insurance are to be delivered to the Administrative Agent, with the loss payable and additional insured endorsement in favor of the Administrative Agent and such other Persons as the Administrative Agent may designate from time to time, and shall provide for not less than thirty (30) days’ prior written notice to the Administrative Agent of the exercise of any right of cancellation. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Administrative Agent may arrange for such insurance, but at the Borrowers’ expense and without any responsibility on the Administrative Agent’s part for obtaining the insurance, the adequacy of the coverage, or the collection of claims.  Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

(h)

Obtaining of Permits, Etc.  Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary for the proper conduct of its business, except for such permits, licenses, authorizations, approvals, entitlements and accreditations, the lack of which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(i)

Environmental.  (i)  Keep any property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens; (ii) comply, and cause each of its Subsidiaries to comply in all material respects with Environmental Laws; (iii) provide the Administrative Agent written notice within five (5) days of any Loan Party’s first obtaining knowledge of any Release of a Hazardous Material in excess of any reportable quantity from or onto property at any time owned or operated by it or any of its Subsidiaries and take any Remedial Actions required by Environmental Laws to abate or otherwise respond to such Release in accordance with applicable Environmental Laws; (iv) provide the Administrative Agent full access to any property or facility subject to an Environmental Action or Remedial Action and any documentation or other information related thereto; and (v) provide the Administrative Agent with written notice within ten (10) days of the receipt of any of the following:  (A) notice that an Environmental Lien has been filed against any property of any Loan Party or any of its Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party or any of its Subsidiaries; and (C) notice of any Remedial Action, claim, violation, citation, demand or order pursuant to Environmental Laws which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(j)

Further Assurances.

(i)

Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as Administrative Agent may reasonably require from time to time in order (A) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (B) except as may be provided by any other Loan Document, to subject to valid and perfected first priority Liens any of the Collateral or any other property of any Loan Party and its Subsidiaries, (C) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (D) to better assure, convey, grant, assign, transfer and confirm unto Administrative Agent and each Lender the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document.  In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Loan Party (1) authorizes Administrative Agent following the occurrence and during the continuation of any Event of Default, to execute any such agreements, instruments or other documents in such Loan Party’s name and to file such agreements, instruments or other documents in any appropriate filing office, (2) authorizes Administrative Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (3) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the date hereof.

(ii)

Subject to Section 6.01(m), cause each Subsidiary of any Borrower (other than a Foreign Subsidiary) not in existence on the Closing Date, to execute and/or deliver to the Administrative Agent promptly and in any event within three (3) Business Days after the formation, acquisition or change in status thereof (A) a Guaranty guaranteeing the Obligations, (B) a Security Agreement, (C) one or more Mortgages creating on any real property of such Subsidiary having a fair market value in excess of $250,000 a perfected, first priority Lien on such real property, a Title Insurance Policy covering such real property, a current ALTA survey thereof and a surveyor’s certificate, each in form and substance reasonably satisfactory to the Administrative Agent, together with such other agreements, instruments and documents as the Administrative Agent may reasonably require whether comparable to the documents required under Section 6.01(k) or otherwise, and (D) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Administrative Agent in order to create, perfect, establish or support the first priority of or otherwise protect any Lien purported to be covered by any such Security Agreement or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that, except as may be provided in any other Loan Document, all property and assets of such Subsidiary shall become Collateral for the Obligations; and

(iii)

Cause each owner (other than a Foreign Subsidiary) of the Capital Stock of any Subsidiary to deliver promptly and in any event within three (3) Business Days after the formation or acquisition of such Subsidiary, (A) certificates evidencing all of the Capital Stock of such Subsidiary (but if such Subsidiary is a Foreign Subsidiary, limited to certificates representing sixty-six percent (66%) of the voting Capital Stock and all non-voting Capital Stock), (B) undated stock powers or other appropriate instruments of assignment executed in blank with signature guaranteed, and (C) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Administrative Agent.

(k)

After Acquired Real Property.  Upon the acquisition by it or any of its Subsidiaries (other than Foreign Subsidiaries) after the date hereof of any interest (whether fee or leasehold) in any real property (wherever located) (each such interest being an “After Acquired Property”), immediately so notify the Administrative Agent, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon, the nature of the business to be conducted thereat and the approximate fair market value of the Collateral to be located thereon.  The Administrative Agent shall notify such Loan Party whether it intends to require a Mortgage and the other documents referred to below or, in the case of leasehold, a landlord’s waiver; provided, however, that Administrative agent shall not require a Mortgage with respect to any owned real property having a fair market value of less than $250,000.  Upon receipt of such notice requesting a Mortgage, the Person which has acquired such After Acquired Property shall immediately furnish to the Administrative Agent the following, each in form and substance reasonably satisfactory to the Administrative Agent:  (i) a Mortgage with respect to such real property and related assets located at the After Acquired Property, each duly executed by such Person and in recordable form; (ii) evidence of the recording of the Mortgage referred to in clause (i) above in such office or offices as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to create and perfect a valid and enforceable first priority lien on the property purported to be covered thereby or to otherwise protect the rights of the Administrative Agent and the Lenders thereunder; (iii) a Title Insurance Policy; (iv) a current ALTA survey of such real property, certified to the Administrative Agent and to the issuer of the Title Insurance Policy by a licensed professional surveyor reasonably satisfactory to the Administrative Agent, and containing a flood plain certification; (v) Phase I Environmental Site Assessments with respect to such real property, certified to the Administrative Agent by a company reasonably satisfactory to the Administrative Agent; (vi) in the case of a leasehold interest, a copy of the lease between the landlord and such Person with respect to such real property in which such Person has a leasehold interest, and the certificate of occupancy with respect thereto; and (vii)  such other documents, instruments or legal opinions as the Administrative Agent may reasonably require.  The Borrowers shall pay all fees and expenses, including reasonable attorneys’ fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party’s obligations under this Section 6.01(k).

(l)

Fiscal Year.  Cause the Fiscal Year of the Borrowers and their Subsidiaries to end on December 31 of each calendar year unless the Administrative Agent consents to a change in such Fiscal Year (and appropriate related changes to this Agreement).

(m)

Foreign Subsidiaries.  In the event any Subsidiary that would otherwise qualify as a “Foreign Subsidiary” hereunder has, as of the end of any Fiscal Year, repatriated substantially all of its cash and cash equivalents to the United States in each of the prior two Fiscal Years, such Subsidiary shall immediately become a Guarantor by executing and delivering a Guaranty to the Administrative Agent.

(n)

Reporting Status.  Timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and RMG Holdings shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

(o)

Disclosure of Transactions and Other Material Information.  On or before 5:30 p.m., New York City time, on the second Business Day following the Third Amendment Effective Date, file a Form 8-K with the SEC describing the terms of the transactions contemplated by the Loan Documents and including as exhibits to such Form 8-K this Agreement (including the schedules hereto), in the form required by the Exchange Act (the “Announcing Form 8-K”).  RMG Holdings shall provide the Lenders a reasonable opportunity to review the Announcing Form 8-K prior to the filing thereof, subject to Section 6.02(q) of this Agreement.  Subject to the foregoing, none of the Loan Parties or any of their respective Subsidiaries, on the one hand, or the Lenders or the Administrative Agent, on the other hand, shall issue any press releases or any other public statements with respect to the transactions contemplated hereby or disclosing the name of any Lender or the Administrative Agent without the prior written consent of (i) the Lenders or the Administrative Agent, with respect to any proposed issuance by the Loan Parties or any of their respective Subsidiaries, or (ii) the Loan Parties, with respect to any proposed issuance by any Lender or the Administrative Agent, in any such case, which consent shall not be unreasonably withheld.  Notwithstanding anything to the contrary contained herein, RMG Holdings acknowledges and agrees that each Lender and/or its Affiliates may file a Schedule 13D (or amendment thereto) and other filings required under the Exchange Act relating to the transactions contemplated hereby and any amendments thereto, and include in such Schedule 13D (and amendments thereto) and any such other filings under the Exchange Act such information regarding the transactions contemplated hereby and other matters relating to RMG Holdings as such Lender or Affiliate thereof determines after consultation with its legal counsel should be included therein, and RMG Holdings agrees that no such filing (nor the inclusion of any such information therein) will constitute a violation of the provisions of this Agreement, any other Loan Document or any other agreement to which any Loan Party is a party or otherwise bound.

(p)

Post-Third Amendment Closing Obligations.   In consideration for Administrative Agent and Lenders agreeing to fund the Third Amendment Term Loan hereunder, the Loan Parties agree to deliver to Administrative Agent the items listed below, in each case, in form and substance reasonably satisfactory to Required Lenders, on or before the dates specified below (or such later date(s) as may be agreed to by Required Lenders in their sole discretion) with respect to such items:

i.

Within fifteen (15) Business Days following the Third Amendment Effective Date, the Borrowers shall deliver insurance certificates and endorsements satisfying the requirements set forth in Section 6.01(g) hereof;

ii.

Within thirty (30) days following the Third Amendment Effective Date, the Borrowers shall deliver deposit account control agreements (or an assignment of the existing deposit account control agreement) from each of the depository institutions set forth in item 27 on the Closing Agenda;

iii.

Within thirty (30) days following the Third Amendment Effective Date, the Borrowers shall use commercially reasonable efforts to deliver a collateral access agreement from the landlords of each of the leased properties set forth in item 28 of the Closing Agenda; and

iv.

Within thirty (30) days following the Third Amendment Effective Date, the Borrowers shall deliver the items set forth in item 30 of the Closing Agenda.

Section 6.02

Negative Covenants.

So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than contingent indemnification obligations for which a claim has not been, and is not reasonably likely to be, asserted), no Loan Party shall, unless the Required Lenders shall otherwise consent in writing:

(a)

Liens, Etc.  Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien (including, without limitation, any Lien on the Capital Stock of any Foreign Subsidiary) upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sell or permit any of its Subsidiaries to sell, any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable) with recourse to it or any of its Subsidiaries; other than, as to all of the above, Permitted Liens.

(b)

Indebtedness.  Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.

(c)

Fundamental Changes; Dispositions.  Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, or convey, sell, lease or sublease, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that

(i)

any wholly-owned Subsidiary of any Borrower may be merged into another wholly-owned Subsidiary of such Borrower (other than a Foreign Subsidiary) or may consolidate with another wholly-owned Subsidiary of such Loan Party (other than a Foreign Subsidiary) so long as (A) no other provision of this Agreement would be violated thereby, (B) such Loan Party gives the Administrative Agent at least ten (10) days’ prior written notice of such merger or consolidation, (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, and (D) the Lenders’ rights in any Collateral, including the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger or consolidation;

(ii)

any Loan Party (other than ~~SCG~~RMG Holdings) or any of its Subsidiaries may (A) sell Inventory in the ordinary course of business, (B) dispose of obsolete or worn-out equipment in the ordinary course of business, (C) absent a Default or Event of Default, sell or otherwise dispose of other property or assets for cash in an aggregate amount not less than the fair market value of such property or assets, provided that the Net Cash Proceeds of such Dispositions in the case of clauses (B) and (C) above (x) do not exceed $~~250,000~~500,000 in the aggregate in any twelve month period and (y) are paid to the Administrative Agent for the benefit of the Lenders pursuant to the terms of Section 2.05(c)(ii), and (D) grant non-exclusive licenses of intellectual property of the Loan Parties in the ordinary course of business; and

(iii)

any Loan Party may consummate Permitted Acquisitions.

(d)

Change in Nature of Business.  Make, or permit any of its Subsidiaries to make, any change in the nature of its business as described in Section 5.01(l).

(e)

Loans, Advances, Investments, Etc.  Make or commit or agree to make any loan, advance, guarantee of obligations, other extension of credit or capital contribution to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of the Capital Stock, bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or permit any of its Subsidiaries to do any of the foregoing, except for:  (i) those items existing on the date hereof, as set forth on Schedule 6.02(e) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof, (ii) loans, advances, guarantees, other extensions of credit and capital contributions among Loan Parties, (iii) loans, advances, guarantees, other extensions of credit and capital contributions made by Loan Parties to Subsidiaries which are not Loan Parties in an aggregate amount not to exceed (x) $250,000 at any time outstanding, ~~and (y~~(y) loans, advances, guarantees, other extensions of credit and capital contributions made by Loan Parties to BrazilCo not to exceed (1) $750,000 prior to November 14, 2014 and (2) $500,000 during the period commencing on November 14, 2014 and ending on November 14, 2015, and (z) in addition to the preceding ~~clause~~clauses (x) and (y), $1,000,000 at any time outstanding with regard to one or more advances of inventory to one or more non-Loan Party Subsidiaries of ~~SCG~~RMG Holdings (so long as no Default or Event of Default has occurred and is continuing at the time of such advance); provided that each such advance shall be paid, in full, within one hundred twenty (120) days of the date of such advance; (iv) loans, advances, guarantees other extensions of credit and capital contributions made by Loan Parties to Subsidiaries which are not Loan Parties existing on the date hereof, but not any increase in the amount thereof unless otherwise permitted by this Section 6.02(e), (v) bank deposits established in the ordinary course of business and in accordance with the terms of the Loan Documents, (vi) investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement of any such Account Debtor, (vii) investments made pursuant to Hedging Agreements permitted hereunder, (viii) loans and advances by Borrowers to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $250,000 in the aggregate at any time outstanding, (ix) Permitted Investments and (x) Permitted Acquisitions.

(f)

Restricted Payments.  Declare, make or pay, or permit any of its Subsidiaries to declare, make or pay, any Restricted Payment; provided, however, (i) if the Subsidiaries of the Borrowers are members of a consolidated group for tax purposes of which ~~SCG~~RMG Holdings is the common parent, the Subsidiaries of the Borrowers may make payments and distributions to ~~SCG~~RMG Holdings that are used by ~~SCG~~RMG Holdings to pay federal and state income taxes then due and owing, franchise taxes and other similar licensing expenses incurred in the ordinary course of business, (ii) any Subsidiary of any Borrower may pay dividends to such Borrowers or any wholly-owned Subsidiary of such Borrower (other than Foreign Subsidiaries), (iii) ~~SCG~~RMG Holdings may pay dividends in the form of Capital Stock, (iv) the Borrowers may redeem warrants or other equity interests solely to the extent consideration is payable in common equity interests of ~~SCG~~RMG Holdings, (v) the Borrowers may pay directors fees in an aggregate amount not to exceed $200,000 in any Fiscal Year, and may reimburse directors for ordinary course expenses in connection with board service, (vi) the Subsidiaries of ~~SCG~~RMG Holdings may make Restricted Payments to ~~SCG~~RMG Holdings which are immediately used by ~~SCG~~RMG Holdings to redeem or repurchase from management equityholders Capital Stock of ~~SCG~~RMG Holdings or warrants or options to acquire any such Capital Stock provided all of the following conditions are satisfied:

(A)

no Default or Event of Default has occurred and is continuing or would arise as a result of such Restricted Payment;

(B)

after giving effect to such Restricted Payment, the Borrowers are in compliance on a pro forma basis with the covenants set forth in Section 6.03, recomputed for the most recent calendar quarter for which financial statements have been delivered; and

(C)

the aggregate redemptions and repurchases permitted (x) in any Fiscal Year of the Borrowers shall not exceed $250,000 and (y) during the term of this Agreement shall not exceed $500,000;

and (vii) with respect to any Subordinated Indebtedness, the Borrowers may make regularly scheduled cash interest payments and reimbursement of fees, costs and expenses ~~(x) pursuant to the terms of the Subordinated Loan Documents as in effect on the date hereof~~ to the extent permitted pursuant to the applicable Subordination Agreement ~~and (y) with respect to any other Subordinated Debt (excluding cash interest payments with respect to Qualified Subordinated Indebtedness) in each case to the extent permitted pursuant to the applicable subordination agreement or other governing subordination provisions~~. For the avoidance of doubt, and notwithstanding anything to the contrary contained in this Agreement, no Loan Party may make any dividend, distribution (whether in cash or equity) to any Foreign Subsidiary or any other Subsidiary that would qualify as a “Foreign Subsidiary” if not for the proviso contained in the definition of “Foreign Subsidiary”.

(g)

Federal Reserve Regulations.  Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Board.

(h)

Transactions with Affiliates.  Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including  the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof, (ii) transactions with another Loan Party or Affiliate not prohibited pursuant to another provision of this Agreement, (iii) ~~SCG~~RMG Holdings may pay compensation to Greg Sachs in his capacity as Executive Chairman of ~~SCG~~RMG Holdings, in an amount disclosed by the Borrowers to the Administrative Agent and (iv) transactions identified on Schedule 6.02(h).

(i)

Limitations on Dividends and Other Payment Restrictions.  Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on its ability or the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Capital Stock, (ii) to pay or prepay or to subordinate any Indebtedness (other than Qualified Subordinated Indebtedness), (iii) to make loans or advances, or (iv) to transfer any of its property or assets; provided, however, that nothing in any of clauses (i) through (iv) of this Section 6.02(i) shall prohibit or restrict compliance with:

(A)

this Agreement and the other Loan Documents;

(B)

any agreements in effect on the date of this Agreement and described on Schedule 6.02(i);

(C)

any applicable law, rule or regulation (including applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

(D)

in the case of clause (iv) any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets; or

(E)

in the case of clause (iv) any agreement, instrument or other document evidencing a Permitted Lien from restricting on customary terms the transfer of any property or assets subject thereto.

(j)

Modifications of Subordinated Indebtedness, Organization Documents and Certain Other Agreements; Etc.  (i) Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Subsidiaries’ Subordinated Indebtedness or of any instrument or agreement relating to any such Indebtedness if such amendment, modification or change would result in a violation of the subordination agreement pertaining thereto, (ii) except as permitted by Section 6.02(c), amend, modify or otherwise change its name, jurisdiction of organization, organizational identification number or FEIN (provided, that ~~SCG~~RMG Holdings may change its name to RMG Networks Holdings, Inc., or to any other name, in each case to the extent (x) such change is made within ninety (90) days of the Closing Date, and (y) the Borrowers deliver to Administrative Agent evidence of such name change within five (5) Business Days following the consummation thereof) or (iii) amend, modify or otherwise change any of its Organization Documents, or any agreement or arrangement entered into by it, with respect to any of its Capital Stock (including any equityholders’ agreement), or enter into any new agreement with respect to any of its Capital Stock, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iii) that either individually or in the aggregate, are not adverse in any material respect to Administrative Agent and Lenders and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(k)

Investment Company Act of 1940.  Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to be subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an “investment company” or a company “controlled” by an “investment company” not entitled to an exemption within the meaning of such Act.

(l)

ERISA.  Except as could not reasonably be expected to result in a liability to any Loan Party in excess of $100,000: (i) engage, or permit any ERISA Affiliate to engage, in any transaction described in Section 4069 of ERISA; (ii) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the U.S. Department of Labor; (iii) adopt or permit any ERISA Affiliate to adopt any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or applicable law; (iv) fail to make any contribution or payment to any Multiemployer Plan which it or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; (v) fail, or permit any ERISA Affiliate to fail, to make any required contribution under Section 412 of the IRC on or before its due date; or (vi) fail to comply, or permit any ERISA Affiliate to fail to comply, with any requirement of ERISA.

(m)

Environmental.  Permit the use, handling, generation, storage, transportation, treatment, Release or disposal of Hazardous Materials at any property owned or leased by it or any of its Subsidiaries, except in material compliance with Environmental Laws and in a manner that could not reasonably be expected to give rise to liabilities or obligations in excess of $100,000 under Environmental Laws.

(n)

Bank Accounts.  Establish any new bank account other than the bank accounts set forth on Schedule 6.02(n) (which bank accounts constitute all of the deposit accounts, securities accounts or other similar accounts maintained by the Loan Parties as of the Closing Date) without prior written notice to Administrative Agent and unless Administrative Agent, the applicable Loan Party and the bank or other financial institution at which the account is to be opened enter into a tri-party account control agreement, in form and substance reasonably satisfactory to Administrative Agent.  It is agreed and understood that the foregoing requirement to deliver a tri-party account control agreement shall not apply to (i) payroll accounts or sales tax accounts,

(ii) accounts with respect to which the aggregate amount on deposit, collectively for all such accounts, does not exceed $25,000 at any time, or (iii) bank accounts of Foreign Subsidiaries with foreign depository institutions established in the ordinary course.

(o)

Contingent Obligations.  Create or become or be liable for, or permit any Subsidiary to create or become or be liable for any Contingent Obligation other than:  (i) those resulting from endorsement of negotiable instruments for collection in the ordinary course of business, (ii) those existing on the Closing Date and described in Schedule 6.02(o) hereto, (iii) those arising under indemnity agreements to title insurers to cause such title insurers to issue Title Insurance Policies to Administrative Agent, (iv) those arising with respect to customary indemnification obligations incurred in connection with Dispositions permitted hereunder, (v) those incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations; and (vi) Contingent Obligations of a type not otherwise described above, not to exceed $100,000 in the aggregate at any time outstanding.

(p)

Limitation on Activities of ~~SCG~~RMG Holdings.  Notwithstanding any provisions in this Agreement or any other Loan Document to the contrary, SCG shall not (a) conduct any business operations other than owning the equity interests of its Subsidiaries and issuing Capital Stock and performance of its obligations under the Regus Contract, (b) have any liabilities other than its obligations under the Loan Documents, ~~the Subordinated Loan Documents,~~ Qualified Subordinated Indebtedness, tax liabilities in the ordinary course of business, liabilities under its management equity incentive plan, and any operating expense incurred in connection with (a) above (including legal, accounting and other professionals expenses) and (c) own, hold or lease any operating assets other than the lease of its corporate headquarters and related office furniture and office equipment and the employment of senior management and administrative staff.

(q)

Material-Non-public Information.  Each Lender shall have the right, but not the obligation, to deliver a written notice (a “MNPI Stop Notice”) to RMG Holdings requesting that none of the Loan Parties or any of their respective Affiliates, agents or other representatives provide any material non-public information regarding RMG Holdings or its Subsidiaries to such Lender.  Following RMG Holdings’ receipt of any such MNPI Stop Notice from a Lender and until such time as such Lender elects to again receive material non-public information by delivering a written notice to that effect to RMG Holdings (a “MNPI Initiation Notice”; and the period beginning with a Lender’s delivery of an MNPI Stop Notice and ending on RMG Holdings’ receipt of a MNPI Initiation Notice from such Lender is referred to as a “MNPI Restriction Period”), except to the extent otherwise required to be included in any communication to such Lender pursuant to this Agreement or any other Loan Document (other than pursuant to clauses (i) through (v), (vii) or (xii) of Section 6.01(a)), RMG Holdings and the other Loan Parties shall not, and shall cause each of their respective Affiliates, agents and other representatives not to, provide to such Lender any material non-public information (and, for the avoidance of doubt, during any MNPI Restriction Period with respect to any Lender, RMG Holdings shall not be obligated to deliver to such Lender the documents or information contemplated by clauses (i) through (v), (vii) or (xii) of Section 6.01(a) until such documents or information have been publicly disclosed).  Notwithstanding anything to the contrary herein, during an MNPI Restriction Period with respect to any Lender, in the event that RMG Holdings believes that a notice or communication to any such Lender contains material non-public information relating to RMG Holdings or any of its direct or indirect Subsidiaries, RMG Holdings shall so indicate to such Lender contemporaneously with delivery of such notice or communication; and in the absence of any such indication, such Lender shall be allowed to presume that all matters relating to such notice or communication do not constitute material non-public information relating to RMG Holdings or any of its direct or indirect Subsidiaries.  During an MNPI Restriction Period, unless RMG Holdings has in good faith determined that the matters relating to such notice do not constitute material non-public information relating to RMG Holdings or its direct or indirect Subsidiaries, RMG Holdings shall contemporaneously with delivery of such notice or communication publicly disclose such material non-public information.  In the event of a breach by RMG Holdings of the covenants set forth in this Section 6.02(q), any of the other Loan Parties, or any of its or their respective Affiliates, agents or other representatives, in addition to any other remedy provided herein or in the other Loan Documents, a Lender shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of material nonpublic information disclosed to such Lender in violation of this Section 6.02(q) without the prior approval by RMG Holdings, the other Loan Parties, or any of its or their respective Affiliates, agents or representatives.  No such Lender shall have any liability to any Loan Party or any of their respective Affiliates, officers, directors, employees, stockholders or agents for any such disclosure.

Section 6.03

Financial Covenants.

a.

Minimum EBITDA. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than contingent indemnification obligations for which a claim has not been, and is not reasonably likely to be, asserted), no Loan Party shall, unless the Required Lenders shall otherwise consent in writing permit Consolidated EBITDA of RMG Holdings and its Subsidiaries for the four (4) consecutive fiscal quarters ending on any date set forth below to be less than the applicable amount set forth below:

~~(a)   Consolidated EBITDA. Permit Consolidated EBITDA of SCG and its Subsidiaries for the four (4) consecutive fiscal quarters ending on any date set forth below to be less than the applicable amount set forth below (provided, that for the periods ending June 30, 2013, September 30, 2013 and December 31, 2013, such covenant shall be measured from the Closing Date through such date):~~

~~Fiscal Quarter End~~	~~Minimum Required Consolidated EBITDA~~
~~June 30, 2013~~	~~$ 1,850,000~~
~~September 30, 2013~~	~~$ 4,000,000~~
~~December 31, 2013~~	~~$ 7,000,000~~
~~March 31, 2014~~	~~$ 9,000,000~~
~~June 30, 2014~~	~~$ 9,250,000~~
~~September 30, 2014~~	~~$ 9,500,000~~
~~December 31, 2014~~	~~$ 9,750,000~~
~~March 31, 2015, and each June 30, September 30, December 31 and  March 31, thereafter~~	~~$ 10,000,000~~

~~(b)   Total Leverage Ratio. Permit the Total Leverage Ratio of SCG and its Subsidiaries as of the end of any period of four (4) consecutive fiscal quarters ending on any date set forth below to be greater than the applicable ratio set forth below:~~

~~Fiscal Quarter End~~	~~Maximum Permitted Total Leverage Ratio~~
~~June 30, 2013~~	~~4.25 to 1.0~~
~~September 30, 2013~~	~~4.00 to 1.0~~
~~December 31, 2013~~	~~4.00 to 1.0~~
~~March 31, 2014~~	~~3.75 to 1.0~~
~~June 30, 2014~~	~~3.75 to 1.0~~
~~September 30, 2014~~	~~3.50 to 1.0~~
~~December 31, 2014~~	~~3.50 to 1.0~~
~~March 31, 2015, and each June 30, September 30, December 31 and  March 31, thereafter~~	3.25 to 1.0

~~(c)   Senior Leverage Ratio. Permit the Senior Leverage Ratio of SCG and its Subsidiaries as of the end of any period of four (4) consecutive fiscal quarters ending on any date set forth below to be greater than the applicable ratio set forth below:~~

~~Fiscal Quarter End~~	~~Maximum Permitted Senior Leverage Ratio~~
~~June 30, 2013~~	~~3.25 to 1.0~~
~~September 30, 2013~~	~~3.00 to 1.0~~
~~December 31, 2013~~	~~3.00 to 1.0~~
~~March 31, 2014~~	~~2.75 to 1.0~~
~~June 30, 2014~~	~~2.75 to 1.0~~
~~September 30, 2014~~	~~2.50 to 1.0~~
~~December 31, 2014~~	~~2.50 to 1.0~~
~~March 31, 2015, and each June 30, September 30, December 31 and  March 31, thereafter~~	~~2.25 to 1.0~~

~~(d)   Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio of SCG and its Subsidiaries for any period of four (4) consecutive fiscal quarters ending on any date set forth below to be less than the applicable ratio set forth below (provided, that for the periods ending June 30, 2013, September 30, 2013 and December 31, 2013, such covenant shall be measured from the Closing Date through such date):~~

Fiscal Quarter End	Minimum Required ~~Fixed Charge Coverage Ratio~~ Consolidated EBITDA
December 31, 2015	$ 2,500,000
March 31, 2016	$ 2,500,000
June 30, ~~2013~~2016	~~1.00 to 1.0~~$ 2,500,000
September 30, ~~2013~~2016	~~1.05 to 1.0~~$ 2,500,000
~~December 31, 2013~~	~~1.05 to 1.0~~
~~March~~December 31, ~~2014 and each June 30, September 30, December 31 and March 31~~2016 and the last day of each Fiscal Quarter thereafter	~~1.10 to 1.0~~$ 4,000,000

~~(e)   Consolidated Domestic EBITDA. Permit Consolidated Domestic EBITDA of SCG and its Subsidiaries for any four (4) consecutive fiscal quarters, commencing with the four (4) consecutive fiscal quarters ending March 31, 2014, to be less than $6,000,000.~~

b.

~~(f)~~Capital Expenditures. ~~Make~~ So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than contingent indemnification obligations for which a claim has not been, and is not reasonably likely to be, asserted), no Loan Party shall, make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all Capital Expenditures made by ~~SCG and its Subsidiaries to exceed the amount set forth below in any period set forth below:~~ RMG Holdings and its Subsidiaries during the twelve month period ending on the last day of each Fiscal Quarter (commencing with the Fiscal Quarter ending June 30, 2015) to exceed $1,500,000.

~~Period~~	~~Permitted Maximum Capital Expenditures~~
~~Closing Date through December 31, 2013~~	~~$ 1,313,000~~
~~Fiscal Year 2014~~	~~$ 1,750,000~~
~~Fiscal Year 2015~~	~~$ 1,750,000~~
~~Fiscal Year 2016, and each Fiscal Year thereafter~~	~~$ 2,000,000~~

ARTICLE 7
EVENTS OF DEFAULT

Section 7.01

Events of Default.

If any of the following events shall occur and be continuing:

(a)

the Borrowers shall fail to pay (i) any principal of any Loan when due (whether by scheduled maturity, required repayment, acceleration or otherwise) or (ii) within five (5) days after the due date, any interest on any Loan, any fee (including the Prepayment Premium), indemnity or other amount payable under this Agreement or any other Loan Document (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise);

(b)

any representation or warranty made or deemed made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any report, certificate, or other document delivered to Administrative Agent or any Lender pursuant to any Loan Document is not true or correct in any material respect when made or deemed made (unless such representation or warranty is already qualified by materiality in any manner then such representation or warranty shall be true and correct in all respects);

(c)

any Loan Party shall fail to perform or comply with any covenant or agreement contained in (i) Section 6.01(a) and such failure shall remain unremedied for five (5) Business Days or (ii) Section 6.01(e), (g), (i) or (j), Section 6.02 or Section 6.03;

(d)

any Loan Party shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and (c) of this Section 7.01, such failure, if capable of being remedied, shall remain unremedied for thirty (30) days after the earlier of the date a senior officer of any Loan Party becomes aware of such failure and the date written notice of such failure shall have been given by Administrative Agent to the Borrowers;

(e)

~~(A)~~ (i) any Loan Party shall fail to observe or perform any agreement or condition relating to any Indebtedness (excluding Indebtedness evidenced by this Agreement) or any Contingent Obligation (excluding Indebtedness evidenced by the Loan Documents), in any instance, having a principal balance in excess of $500,000, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness or Contingent Obligation, or (ii) any other default or event shall occur or condition exist and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default,  event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or Contingent Obligation or (iii) any such Indebtedness or Contingent Obligation shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness or Contingent Obligation shall be required to be made, in each case, prior to the stated maturity thereof ~~or (B) without limitation of the preceding clause (A), any “Event of Default” exists under, and as such term is defined in, the Subordinated Loan Documents~~;

(f)

the Borrowers or any of their Subsidiaries (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f);

(g)

any proceeding shall be instituted against the Borrowers or any of their Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of forty-five (45) days or any of the actions sought in such proceeding (including the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

(h)

any provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto (other than the Administrative Agent or any Lender), or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

(i)

any Security Agreement, any Mortgage or any other security document, after delivery thereof, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Administrative Agent for the benefit of the Administrative Agent and Lenders on any material portion of the Collateral purported to be covered thereby;

(j)

one or more judgments or orders for the payment of money exceeding $500,000 in the aggregate shall be rendered against the Borrowers or any of their Subsidiaries and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (ii) there shall be a period of ten (10) consecutive days after entry thereof during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this subsection (j) if and for so long as (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof subject to standard and customary deductibles and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order;

(k)

(i)

the Borrowers or any of their Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting all or any material part of its business for more than fifteen (15) days, or (ii) any material damage to, or loss, theft or destruction of, any material portion of the Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party, if any such event or circumstance could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(l)

the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrowers or any of their Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(m)

the indictment, or the threatened indictment of the Borrowers or any of their Subsidiaries under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against any Loan Party, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of such Person;

(n)

(i)

any Loan Party or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, any Loan Party or any of its ERISA Affiliates incurs a withdrawal liability in an annual amount exceeding $100,000, (ii) a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof any Loan Party’s annual contribution requirements with respect to such Multiemployer Plan increases in an annual amount exceeding $100,000, (iii) any Termination Event with respect to any Employee Benefit Plan shall have occurred which could reasonably be expected to result in a liability to any Loan Party in excess of $100,000; or (iv) the failure to timely make one or more contributions required under Section 412 of the IRC to an Employee Benefit Plan sufficient to give rise to a Lien under ERISA or Section 430(k) of the IRC;

(o)

a Change of Control shall have occurred; or

(p)

(i) ~~SCG~~RMG Holdings conducts any business other than its ownership of equity securities of its Subsidiaries or performing its obligations under the Regus Contract or (ii) any Loan Party incurs any Indebtedness or liabilities other than as expressly permitted under the Loan Documents and other liabilities incidental to the conduct of its business as a holding company; ~~or~~

~~(q)~~

~~either the Symon Acquisition and/or the execution of Guaranties and a Security Agreement by the direct and indirect Subsidiaries of the Borrowers (other than Foreign Subsidiaries) as required hereby shall have failed to occur on the Closing Date;~~

then, and in any such event, the Administrative Agent may, and shall at the request of the Required Lenders, by notice to the Borrowers, (i) declare all or any portion of the Loans then outstanding to be due and payable, whereupon all or such portion of the aggregate principal of all Loans, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (ii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in subsection (f) or (g) of this Section 7.01, without any notice to any Loan Party or any other Person or any act by Administrative Agent or any Lender, and all Loans then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents shall become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party.

ARTICLE 8
AGENT

Section 8.01

Appointment.

Each Lender (and each subsequent maker of any Loan by its making thereof) hereby irrevocably appoints and authorizes the Administrative Agent to perform the duties as set forth in this Agreement to exercise such powers and duties as are delegated to it by the terms hereof or the other Loan Documents (including the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof.  As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection of the Loans), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions of the Required Lenders shall be binding upon all Lenders and all makers of Loans; provided, however, that the Administrative Agent shall not be required to take any action which, in the reasonable opinion of Administrative Agent, exposes Administrative Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

Section 8.02

Nature of Duties.

The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents.  The duties of the Administrative Agent shall be mechanical and administrative in nature.  The Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender.  Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein.  Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral, and the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into their possession before the initial Loan hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, Administrative Agent shall provide to such Lender any documents or reports delivered to Administrative Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document.  If Administrative Agent seeks the consent or approval of the Required Lenders to the taking or refraining from taking any action hereunder, Administrative Agent shall send notice thereof to each Lender.  Administrative Agent shall promptly notify each Lender any time that the Required Lenders have instructed Administrative Agent to act or refrain from acting pursuant hereto.

Section 8.03

Rights, Exculpation, Etc.

The Administrative Agent and its directors, officers, employees and agents shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.  Without limiting the generality of the foregoing, the Administrative Agent (i)  may consult with legal counsel (including counsel to Administrative Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel or experts, (ii) may execute any of its rights or duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects with reasonable care, (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents, (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including the books and records) of any Person, (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto, and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectability of the Collateral or the existence, priority or perfection of the Administrative Agent’s Lien thereon, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral or to create or maintain any Lien thereon. The Administrative Agent shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 2.07, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled (and such other Lenders hereby covenant and agree to return promptly to such Lender any erroneous payment received by them).  The Administrative Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Administrative Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until they shall have received such instructions from the Required Lenders.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders.

Section 8.04

Reliance.

Administrative Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any other communications believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

Section 8.05

Indemnification.

To the extent that Administrative Agent is not reimbursed and indemnified by any Loan Party, and whether or not Administrative Agent has made demand on any Loan Party for the same, the Lenders will reimburse and indemnify Administrative Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including client charges and expenses of counsel and any other advisor for Administrative Agent), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by Administrative Agent under this Agreement or any of the other Loan Documents, in proportion to each Lender’s Pro Rata Share, including advances and disbursements made pursuant to Section 8.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements to the extent there has been a final judicial determination that such liability resulted from Administrative Agent’s gross negligence or willful misconduct.  The obligations of the Lenders under this Section 8.05 shall survive the payment in full of the Loans and the termination of this Agreement.  Without limiting anything in this Section 8.05, amounts owing under this Section 8.05 shall be payable within five (5) days after written demand by Administrative Agent.

Section 8.06

Administrative Agent Individually.

With respect to its Pro Rata Share of the Term Loan Commitment hereunder and the Loans made by it, Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan.  The terms “Lenders” or “Required Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include Administrative Agent in its individual capacity as a Lender or one of the Required Lenders.  Administrative Agent and its Affiliates may accept deposits from, lend money to, acquire Capital Stock of and generally engage in any kind of banking, commercial finance, trust or other business with any Loan Party as if it were not acting as the Administrative Agent pursuant hereto without any duty to account to the other Lenders.

Section 8.07

Successor Agent.

(a)

Administrative Agent may resign from the performance of all its functions and duties hereunder and under the other Loan Documents at any time by giving at least thirty (30) days’ prior written notice to the Borrowers and each Lender.  Such resignation shall take effect upon the acceptance by a successor Administrative Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

(b)

Upon any such notice of resignation, the Required Lenders shall with the consent of the Borrowers (which consent shall not be unreasonably withheld, and shall not be required if an Event of Default has occurred and continues to then exist) appoint from among the Lenders a successor Administrative Agent.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents.  After Administrative Agent’s resignation hereunder as an Administrative Agent, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent under this Agreement and the other Loan Documents.

(c)

If a successor Administrative Agent shall not have been so appointed within said thirty (30) day period, the retiring Administrative Agent shall with the consent of the Borrowers (which consent shall not be unreasonably withheld, and shall not be required if an Event of Default has occurred and continues to then exist) then appoint from among the Lenders a successor Administrative Agent who shall serve as an Administrative Agent until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

Section 8.08

Collateral Matters.

(a)

The Administrative Agent may from time to time make such disbursements and advances (“Administrative Agent Advances”) which the Administrative Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrowers of the Loans and other Obligations or to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 10.03 and costs and expenses incurred by Administrative Agent in performing any covenant or agreement required to be performed by the Borrowers which the Borrowers have failed to perform.  The Administrative Agent Advances shall be repayable on demand and be secured by the Collateral.  The Administrative Agent Advances shall constitute Obligations hereunder which may be charged to the Loan Account in accordance with Section 2.07.  The Administrative Agent shall notify each Lender and ~~SCG~~RMG Holdings in writing of each such Administrative Agent Advance, which notice shall include a description of the purpose of such Administrative Agent Advance.  Without limitation to its obligations pursuant to Section 8.05, each Lender agrees that it shall make available to the Administrative Agent, upon the Administrative Agent’s demand, in Dollars in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Administrative Agent Advance.  If such funds are not made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate ~~for three (3) Business Days and thereafter at the Base Rate~~.

(b)

The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral upon payment and satisfaction of all Loans and all other Obligations which have matured and which the Administrative Agent has been notified in writing are then due and payable; or constituting property being sold or disposed of in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Required Lenders or all Lenders if required hereunder.

(c)

Without in any manner limiting the Administrative Agent’s authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 8.08(b)), each Lender agrees to confirm in writing, upon request by the Administrative Agent, the authority to release Collateral conferred upon the Administrative Agent under Section 8.08(b).  Upon receipt by the Administrative Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Loan Party, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Administrative Agent and the Lenders upon such Collateral; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon  all interests in the Collateral retained by any Loan Party.

(d)

The Administrative Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Administrative Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Administrative Agent in this Section 8.08, elsewhere in this Agreement or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent’s own interest in the Collateral as one of the Lenders and that the Administrative Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

Section 8.09

Agency for Perfection.

Each Lender hereby appoints Administrative Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and Administrative Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Administrative Agent and the Lenders as secured party.  Should any Lender obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or in accordance with the Administrative Agent’s instructions.  Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

Section 8.10       ~~Additional Titled Agents~~.Reserved.

~~Except for rights and powers, if any, expressly reserved under this Agreement to any bookrunner, arranger or to any titled agent named on the cover page of this Agreement, other than Administrative Agent (collectively, the “Additional Titled Agents”), and except for obligations, liabilities, duties and responsibilities, if any, expressly assumed under this Agreement by any Additional Titled Agent, no Additional Titled Agent, in such capacity, has any rights, powers, liabilities, duties or responsibilities hereunder or under any of the other Loan Documents. Without limiting the foregoing, no Additional Titled Agent shall have nor be deemed to have a fiduciary relationship with any Lender. At any time that any Lender serving (or whose Affiliate is serving) as an Additional Titled Agent shall have transferred to any other Person (other than any Affiliates) all of its interests in the Loans, such Person shall be deemed to have concurrently resigned as such Additional Titled Agent.~~

Section 8.11

Action by Lenders.

Anything in this Agreement or any other Loan Document to the contrary notwithstanding, each Lender hereby agrees with each other Lender and with the Administrative Agent that no Lender shall take any action to protect or enforce its rights against any Loan Party arising out of this Agreement, any other Loan Document or by operation of law (including exercising any rights of set-off) without first obtaining the prior written consent of the Administrative Agent, it being the intent of all Lenders that any such action to protect or enforce rights against any Loan Party under this Agreement and the Loan Documents shall be taken in concert and at the direction or with the consent of the Administrative Agent.

Section 8.12

Administrative Agent as UK Security Trustee.

(a)

In this Agreement, any rights and remedies exercisable by, any documents to be delivered to, or any other indemnities or obligations in favor of Administrative Agent shall be, as the case may be, exercisable by, delivered to, or be indemnities or other obligations in favor of Administrative Agent (or any other Person acting in such capacity) in its capacity as UK Security Trustee to the extent that the rights, remedies, deliveries, indemnities or other obligations relate to the UK Security Documents or the security thereby created.  Any obligations of Administrative Agent (or any other Person acting in such capacity) in this Agreement shall be obligations of the Administrative Agent in its capacity as UK Security Trustee to the extent that the obligations relate to the UK Security Documents or the security thereby created.  Additionally, in its capacity as UK Security Trustee, the Administrative Agent (or any other Person acting in such capacity) shall have (i) all the rights, remedies and benefits in favor of Administrative Agent contained in the provisions of the whole of this Section 8, (ii) all the powers of an absolute owner of the security constituted by the UK Security Documents, and (iii) all the rights, remedies and powers granted to it and be subject to all the obligations and duties owed by it under the UK Security Documents.

(b)

Each Lender and Administrative Agent hereby appoint Kayne Anderson Senior Creditor Advisors, LLC as UK Security Trustee to act as its trustee under and in relation to the UK Security Documents and to hold the assets subject to the security thereby created as trustee for Administrative Agent and Lenders on the trusts and other terms contained in the UK Security Documents and Administrative Agent and each Lender hereby irrevocably authorize the UK Security Trustee to exercise such rights, remedies, powers and discretions as are specifically delegated to UK Security Trustee by the terms of the UK Security Documents together with all such rights, remedies, powers and discretions as are reasonably incidental thereto.

(c)

Any reference in this Agreement to Liens stated to be in favor of Administrative Agent shall be construed so as to include a reference to Liens granted in favor of UK Security Trustee.

ARTICLE 9
[RESERVED]

ARTICLE 10
MISCELLANEOUS

Section 10.01

Notices, Etc.

(a)

All notices and other communications provided for hereunder (and under each other Loan Document) shall be in writing and shall be sent by mail, telecopy, email or other electronic transmission (but not text message or posting via any social media) or personal or courier delivery, if to any Loan Party, at the following address:

~~with a copy to:~~

~~SCG Financial Acquisition Corp. (d/b/a RMG Networks)~~

RMG Holdings

~~500 North Central Expressway~~

15301 Dallas Parkway, Suite ~~175~~500

~~Plano~~Dallas, Texas ~~75074~~75001

Attn: Bill Cole, Chief Financial Officer

Telephone: (~~972~~800) ~~543-9502~~827-9666

Telecopier: (972) ~~422-1680~~767-3415

Email: ~~billcole@symon~~bill.cole@rmgnetworks.com

With a copy to:

Greenberg Traurig, LLP

77 West Wacker Drive, Suite 2500

Chicago, IL 60601-7132

Attn: Ameer L. Ahmad, Esq.

Telephone: (312) 456-8400

Telecopier: (312) 456-8435

Email: ahmada@gtlaw.com

if to the Administrative Agent, at the following address:

~~Kayne Anderson~~c/o DRW Holdings, LLC

540 W. Madison St., Suite 2500

Chicago, IL 60661

Attention: Hans Pusch

~~311 South Wacker Drive~~

~~Suite 3350~~

~~Chicago, Illinois 60606~~

~~Attention: Shane Shepherd~~

~~Telephone: (312) 994-8455~~

~~Telecopier: (312) 994-8422~~

~~Email: sshepherd@kaynecapital.com~~

with a copy to:

Katten Muchin Rosenman LLP

~~Goldberg Kohn Ltd~~525 W.

~~55 East~~Monroe ~~Street~~St.

~~Suite 3300~~

Chicago, Illinois ~~60603~~60661

Attention:  ~~Joel F. Brown~~Melissa Langsdorf and Mark Wood

Telephone:  (312) ~~201-4000~~902-5571

Telecopier:  (312) ~~332-2196~~902-1061

Email: melissa.langsdorf@kattenlaw.com;
~~joel.brown@goldbergkohn.com~~mark.wood@kattenlaw.com

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 10.01.  All such notices and other communications shall be effective, (i) if mailed, when received or three (3) days after deposited in the mails, whichever occurs first, (ii) if telecopied, on the date of transmission if transmitted before ~~1:00~~3.00 p.m. (~~Los Angeles~~Chicago time) on a Business Day otherwise on the next Business Day, (iii) if delivered by personal delivery, upon delivery, (iv) if delivered by email or other electronic transmission as set forth in Sections 10.01(b) and (c) below, or (v) if delivered by overnight courier one (1) Business Day after delivery to the courier, in each case, properly addressed, except that, in all cases notices to Administrative Agent pursuant to Articles 2 and 3 shall not be effective until received by Administrative Agent.

(b)

Notices and other communications to the parties hereto may be delivered or furnished by email and other electronic transmission (including Internet or intranet websites, but in no event by text message or posting via social media) provided, that the foregoing shall not apply to notices sent directly to any party hereto if such party has notified the Administrative Agent (or in the case of the Administrative Agent, has notified the Borrowers and each Lender) in writing that it has elected not to receive notices by email or any other electronic transmission (which election may be limited to particular notices).

(c)

Unless the Administrative Agent otherwise prescribes, (i) notices by email or other electronic transmission (except as provided in clause (ii) below shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor, provided, that if any such notice or other communication is not sent or posted during normal business hours, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day.

Section 10.02

Amendments, Etc.

(a)

No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders or by the Administrative Agent with the consent of the Required Lenders, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall (i) increase any funding commitment of any Lender, reduce the principal of, or interest on, the Loans payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any date fixed for any regularly scheduled amortization payment of principal of, or any regularly scheduled payment of interest or fees on, the Loans payable to any Lender, in each case without the written consent of such Lender, (ii) change the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder, (iii) amend the definition of “Required Lenders” or “Pro Rata Share”, (iv) release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), or release any Borrower or any Guarantor, or (v) amend, modify or waive Section 2.07(d) or this Section 10.02 of this Agreement, in each case in clauses (ii) through (v), without the written consent of each Lender.  Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent, affect the rights or duties of Administrative Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents.

(b)

No Waiver; Remedies, Etc.  No failure on the part of Administrative Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right.  The rights and remedies of the Administrative Agent and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.  The rights of the Administrative Agent and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Administrative Agent and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

(c)

Replacement.  If, in connection with any proposed amendment, modification, termination or waiver of any of the provisions of this Agreement requiring the consent or approval of all Lenders under Section 10.02(a), the consent of Required Lenders is obtained but the consent of one or more other Lenders whose consent is required to be obtained is not obtained, then Borrowers shall have the right, so long as all such non-consenting Lenders are either replaced or prepaid as described in clauses (i) or (ii) below, to either (i) replace the non-consenting Lenders with one or more Replacement Lenders pursuant to Section 2.12(a) so long as each such Replacement Lender consents to the proposed amendment, modification, termination or waiver or (ii) prepay in full  the Obligations of the non-consenting Lenders in accordance with Section 2.12(b).

Section 10.03

Expenses; Taxes; Attorneys’ Fees.

The Borrowers will pay on demand, all costs and expenses incurred by or on behalf of Administrative Agent (and, in the case of clause (iii) below at any time an Event of Default has occurred and is continuing, all other Lenders), regardless of whether the transactions contemplated hereby are consummated, including reasonable fees, costs, client charges and expenses of counsel for Administrative Agent (and, in the case of clause (iii) below at any time an Event of Default has occurred and is continuing, one counsel for all other Lenders), and all document, transfer, recording or filing taxes or fees and similar impositions now or hereafter payable in connection with this Agreement or any other Loan Document, arising from or relating to:  (i) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including the preparation of any additional Loan Documents and/or the review of any of the agreements, instruments and documents referred to in Sections 6.01(j) and (k)) and the consummation and administration of the transactions contemplated hereby, (ii) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, or (iii) the enforcement and/or preservation of any of Administrative Agent’s or the Lenders’ rights under this Agreement or the other Loan Documents, including the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document and the enforcement of any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document.  The obligations of the Borrowers under this Section 10.03 shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder.

Section 10.04

Right of Set-off.

Upon the occurrence and during the continuance of any Event of Default, Administrative Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without prior notice to any Loan Party (any such notice being expressly waived by the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by Administrative Agent or such Lender to or for the credit or the account of any Loan Party against any and all obligations of the Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not Administrative Agent or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. Administrative Agent and each Lender agrees to notify such Loan Party promptly after any such set-off and application made by Administrative Agent or such Lender provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Administrative Agent and the Lenders under this Section 10.04 are in addition to the other rights and remedies (including other rights of set-off) which the Administrative Agent and the Lenders may have under this Agreement or any other Loan Documents of law or otherwise.

Section 10.05

Severability.

Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 10.06

Assignments and Participations.

(a)

This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party, Administrative Agent and each Lender and their respective successors and assigns; provided, however, that none of the Loan Parties may assign or transfer any of its rights hereunder or under the other Loan Documents without the prior written consent of each Lender and any such assignment without the Lenders’ prior written consent shall be null and void.

(b)

Each Lender may with the written consent of the Borrowers and the Administrative Agent (each of such consents not to be unreasonably withheld or delayed), assign to one or more other Persons all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans made by it; provided, however, that (i) unless otherwise permitted by the Administrative Agent, such assignment is in an amount which is at least $1,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender’s Loans) (except such minimum amount shall not apply to an assignment by a Lender to (x) a Lender, an Affiliate of such Lender or a Related Fund of a Lender or (y) a group of new Lenders, each of whom is an Affiliate or Related Fund of each other to the extent the aggregate amount to be assigned to all such new Lenders is at least $1,000,000 or a multiple of $1,000,000 in excess thereof), (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Administrative Agent (unless otherwise waived by Administrative Agent) a processing and recordation fee of $3,500 (except the payment of such fee shall not be required in connection with an assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender), (iii) no written consent of the Administrative Agent shall be required (x) in connection with any assignment by a Lender to a Lender, an Affiliate of a Lender or a Related Fund of a Lender or (y) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender and (iv) no written consent of the Borrowers shall be required if an Event of Default then exists.  Upon such execution, delivery and acceptance, from and after the later of (i) the effective date specified in each Assignment and Acceptance, which effective date shall be at least three (3) Business Days after the delivery thereof to the Administrative Agent (or such shorter period as shall be agreed to by the Administrative Agent and the parties to such assignment), and (ii) the date of recordation in the Register (x) the assignee thereunder shall become a “Lender” hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (y) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).  Notwithstanding the foregoing, no Lender shall have the right to assign all or any portion the Loans to (A) ~~SCG~~RMG Holdings or any of its Subsidiaries, or (B) any Person (other than ~~SCG~~RMG Holdings or any of its Subsidiaries) that, as of the date of any proposed assignment, holds twenty percent (20%) or more of the Capital Stock of ~~SCG~~RMG Holdings having ordinary voting power for the election of directors (or similar Persons) of ~~SCG~~RMG Holdings.

(c)

The Administrative Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Term Loan Commitments of, and the principal amount of the Loans (and stated interest thereon) (the “Registered Loans”) owing to each Lender from time to time.  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)

Upon receipt by the Administrative Agent of a completed Assignment and Acceptance, and subject to any consent required from the Administrative Agent and the Borrowers pursuant to Section 10.06(b) (which consent must be evidenced by the Administrative Agent’s and the Borrowers’ execution of an acceptance to such Assignment and Acceptance), the Administrative Agent shall accept such assignment and record the information contained therein in the Register.

(e)

Any assignment or sale of all or part of a Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s).  Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), the Administrative Agent shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered on the Register as the owner thereof for the purpose of receiving all payments thereon, notwithstanding notice to the contrary.

(f)

Each Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Loans made by it; provided, that (i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents; (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Loan Party (except as set forth in Section 8.08 of this Agreement or any other Loan Document); and (iv) the sale of a participation to any Loan Party, any holder of Subordinated Indebtedness or any Affiliate of any of the foregoing Persons shall require the prior written consent of the Administrative Agent.  The Loan Parties agree that each participant shall be entitled to the benefits of Section 2.08 and Section 2.09 of this Agreement with respect to its participation in any portion of the Loans as if it was a Lender; provided any participant that is organized under the laws of a jurisdiction outside the United States which participates in any portion of such Registered Loan shall comply with Section 2.09(d) as if it were a “Lender” thereunder except such participant shall only be required to deliver any tax forms to the Administrative Agent and the Lender which sold such participant its participation herein. In the event that any Lender sells participations in a Registered Loan, such Lender shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name of all participants in the Registered Loans held by it and the principal amount (and stated interest thereon) of the portion of the Registered Loan that is the subject of the participation (the “Participant Register”).  A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide).  The Participant Register shall be available for inspection by the Administrative Agent, and the Borrowers at any reasonable time and from time to time upon reasonable prior notice.

(g)

Any participant that is organized under the laws of a jurisdiction outside the United States which participates in any portion of such Registered Loan shall comply with Section 2.09(d) as if it were a “Lender” thereunder except such participant shall only be required to deliver any tax forms to the Lender which sold such participant its participation herein.

(h)

Notwithstanding the foregoing provisions of this Section 10.06 or any other provision of this Agreement, any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or grant to secure obligations to a Federal Reserve Bank; provided that no such pledge or grant shall release such Lender from any of its obligations hereunder or substitute any such pledgee or grantee for such Lender as a party hereto.

Section 10.07

Counterparts.

This Agreement and each other Loan Document may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Agreement or any other Loan Document by telecopier or pdf shall be equally as effective as delivery of an original executed counterpart of this Agreement or such other Loan Document.  Any party delivering an executed counterpart of this Agreement or any other Loan Document by telecopier or pdf shall also deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement and each such other Loan Document.

Section 10.08

GOVERNING LAW.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

Section 10.09

CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE.

SUBJECT TO THE REMAINDER OF THIS SECTION, ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  EACH LOAN PARTY HEREBY IRREVOCABLY APPOINTS THE SECRETARY OF STATE OF THE STATE OF NEW YORK AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING AND FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWERS AT THEIR ADDRESS FOR NOTICES AS SET FORTH IN SECTION 10.01 OR TO THE SECRETARY OF STATE OF THE STATE OF NEW YORK, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION IN WHICH COLLATERAL IS LOCATED.  EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT ANY PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

Section 10.10

WAIVER OF JURY TRIAL, ETC.

EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  EACH PARTY HERETO CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ADMINISTRATIVE AGENT OR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS.  EACH PARTY HERETO HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PERSON’S ENTERING INTO THIS AGREEMENT.

Section 10.11

Consent by the Administrative Agent and Lenders.

Except as otherwise expressly set forth herein to the contrary, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an “Action”) of Administrative Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Loan Party is a party and to which Administrative Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and except as otherwise expressly set forth herein or in any other Loan Document may be withheld or denied by Administrative Agent or such Lender, in its sole discretion, with or without any reason.

Section 10.12

No Party Deemed Drafter.

Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.  This Agreement and the other Loan Documents are the result of negotiations among the parties hereto and thereto and have been reviewed by counsel to each of the parties hereto and thereto and are the products of all parties; accordingly, they shall not be construed against the Administrative Agent or Lenders.

Section 10.13

Marshaling; Reinstatement; Certain Payments.

Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Borrowers or any other Person or against or in payment of any or all of the Obligations.  If any claim is ever made upon Administrative Agent or any Lender for repayment or recovery of any amount or amounts received by Administrative Agent or such

Lender in payment or on account of any of the Obligations, Administrative Agent or such Lender shall give prompt notice of such claim to Administrative Agent and each Lender and the Borrowers, and if Administrative Agent, such Lender repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over Administrative Agent or such Lender or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by Administrative Agent or such Lender with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to Administrative Agent or such Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Administrative Agent or such Lender.

Section 10.14

Indemnification.

(a)

General Indemnity.  Each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless Administrative Agent and each Lender and all of their respective affiliates, officers, directors, employees, attorneys, consultants and agents (collectively called the ”Indemnitees”) from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including reasonable attorneys’ fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Closing Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following:  (i) the negotiation, preparation, execution, performance or enforcement of this Agreement, any other Loan Document, any of the Related Transaction Documents or any other agreement, document or instrument executed in connection with the transactions contemplated hereby or thereby, (ii)  any matter relating to the financing transactions contemplated by this Agreement, the other Loan Documents, any of the Related Transaction Documents or any agreement, document or instrument executed in connection with the transactions contemplated hereby or thereby, or (iii) any claim, action, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the “Indemnified Matters”); provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter caused by the gross negligence or willful misconduct of an Indemnitee, as determined by a final judgment of a court of competent jurisdiction.

(b)

Environmental Indemnity.  Without limiting Section 10.14(a) hereof, each Loan Party agrees to, jointly and severally, defend, protect, indemnify, and hold harmless the Indemnitees against any and all Environmental Liabilities and Costs and all other claims, demands, penalties, fines, liability (including strict liability), losses, damages, costs and expenses (including reasonable legal fees and expenses, consultant fees and laboratory fees), arising out of  or in connection with (i) any Releases or threatened Releases at any property or facility currently or formerly owned or operated by any Loan Party, any Subsidiary or any predecessor in interest or at any property or facility which received Hazardous Materials generated, managed or otherwise handled by any Loan Party, any Subsidiary or predecessor in interest; (ii) any violations of applicable Environmental Laws by any Loan Party, any Subsidiary or predecessor in interest; (iii) any Environmental Action relating to any Loan Party, any Subsidiary or predecessor in interest; (iv) any Remedial Action at a facility or property owned or operated at any time by any Loan Party, any Subsidiary or predecessor in interest; (v) any personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Materials used, handled, generated, transported or disposed by any Loan Party or any Subsidiary of any Loan Party, or any predecessor in interest; or (vi) any breach of any warranty or representation regarding environmental matters made by the Loan Parties in Section 5.01(q)  or the breach of any covenant made by the Loan Parties in Section 6.01(i) or Section 6.02(m).  Notwithstanding the foregoing, the Loan Parties shall not have any obligation to any Indemnitee under this subsection (b) regarding any potential environmental matter covered hereunder which is caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.

(c)

The indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees are chargeable against the Loan Account.  To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 10.14 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.  The indemnities set forth in this Section 10.14 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

Section 10.15

Records.

The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Term Loan Commitments, and the accrued and unpaid fees payable pursuant to Section 2.06 hereof, including the closing fee, shall at all times be ascertained from the records of the Administrative Agent, which shall be conclusive and binding absent manifest error.

Section 10.16

Binding Effect.

This Agreement shall become effective when it shall have been executed by each Loan Party, Administrative Agent and each Lender, and thereafter shall be binding upon and inure to the benefit of each Loan Party, Administrative Agent and each Lender, and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Lender, and any assignment by any Lender shall be governed by Section 10.06 hereof.  No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

Section 10.17

Confidentiality.

Administrative Agent and each Lender agrees (on behalf of itself, each of its affiliates and each of the directors, officers, employees and representatives of such Person and its affiliates) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure of any such information (i) by any Person to such Person’s directors, officers, employees or representatives, (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to counsel for Administrative Agent or any Lender, (iv) to regulators, self-regulatory organizations, examiners, auditors, accountants or rating agencies, (v) as may be required in connection with any litigation to which Administrative Agent or any Lender (or any affiliates of any Lender) is a party or (vi) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) is advised about the confidentiality provisions set forth in this Section 10.17 and agrees in writing to abide by the same.  Administrative Agent and each Lender agrees (on behalf of itself, each of its affiliates and each of the directors, officers, employees and representatives of such Person and its affiliates) that, upon receipt of a request or identification of the requirement for disclosure pursuant to clause (v) hereof, it will make reasonable efforts to keep the Loan Parties informed of such request or identification (unless prohibited from doing so by law, rule, regulation or court, administrative or other similar order); provided that each Loan Party acknowledges that Administrative Agent and each Lender (and each affiliate thereof) may make disclosure (a) as required or requested by any Governmental Authority or any representative thereof or the National Association of Insurance Commissioners or representatives thereof and that Administrative Agent and each Lender (and each affiliate thereof) may be subject to review by other regulatory agencies and may be required to provide to, or otherwise make available for review by, the representatives of such parties or agencies any such non-public information, or (b) as permitted by Section 6.02(q) hereof.

Section 10.18

Integration.

This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and thereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.  Execution of this Agreement by the Loan Parties constitutes a full, complete and irrevocable release of any and all claims which such Loan Parties may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement and the other Loan Documents.  Neither Administrative Agent nor any Lender shall be liable to any Loan Party or any other Person on any theory of liability for any special indirect, consequential or punitive damages.

Section 10.19

Patriot Act.

Each Lender that is subject to the USA Patriot Act (the “Patriot Act”), and the Administrative Agent (for itself and not on behalf of any Lender), hereby notifies each Loan Party that, pursuant to the requirements of the Patriot Act, such Lender and the Administrative Agent are required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Patriot Act.

Section 10.20

Independent Nature of Lenders.

The obligations of each Lender hereunder are several and not joint with the obligations of any other Lender, and no Lender shall be responsible in any way for the performance of the obligations of any other Lender hereunder.  Each Lender shall be responsible only for its own representations, warranties, agreements and covenants hereunder.  The decision of each Lender to enter into this Agreement and any of the other Loan Documents and consummate the transactions contemplated hereby or thereby has been made by such Lender independently of any other Lender and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of RMG Holdings or any of its Subsidiaries which may have been made or given by any other Lender or by any agent or employee of any other Lender, and no Lender or any of its agents or employees shall have any liability to any other Lender (or any other Person or entity) relating to or arising from any such information, materials, statements or opinions.  Each Lender had the opportunity to retain its own counsel and other advisors as it deemed appropriate and no counsel or other advisor for any Lender represented (or will be deemed to have represented) the other Lender in connection with the respective Lenders’ entry into this Agreement and the other Loan Documents.  Nothing contained herein, and no action taken by any Lender pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Lenders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby.  Subject to the terms of the Loan Documents, each Lender shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or the other Loan Documents, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

SCG FINANCIAL ACQUISITION CORP., as a Borrower

By:
Name:	Garry K. McGuire, Jr.
Title:	Chief Executive Officer

SCG FINANCIAL MERGER I CORP., as a Borrower

By:
Name:	Gregory H. Sachs
Title:	Chief Executive Officer

RMG NETWORKS HOLDINGS, INC., f/k/a Reach Media Group Holdings, Inc., as a Borrower

By:
Name:	Garry K. McGuire, Jr.
Title:	Chief Executive Officer

RMG NETWORKS, INC., as a Borrower

By:
Name:	Garry K. McGuire, Jr.
Title:	Chief Executive Officer

Credit Agreement

GUARANTORS:

RMG MEDIA NETWORKS, INC., a Delaware corporation

By:
Name:	Garry K. McGuire, Jr.
Title:	Chief Executive Officer

EMN ACQUISITION CORPORATION, a Delaware corporation

By:
Name:	Garry K. McGuire, Jr.
Title:	Chief Executive Officer

EXECUTIVE MEDIA NETWORK, INC., a New York corporation

By:
Name:	Garry K. McGuire, Jr.
Title:	Chief Executive Officer

CORPORATE IMAGE MEDIA, INC., a New York corporation

By:
Name:	Garry K. McGuire, Jr.
Title:	Chief Executive Officer

PROPHET MEDIA LLC, a New York limited liability company

By:
Name:	Garry K. McGuire, Jr.
Title:	Chief Executive Officer

GUARANTORS (CONTINUED):

SYMON LV, LLC, a Nevada limited liability company

By:
Name:	William Cole
Title:	Chief Financial Officer and Secretary

Credit Agreement

ADMINISTRATIVE AGENT:

KAYNE ANDERSON SENIOR CREDIT ADVISORS, LLC, as Administrative Agent

By:
Name:
Title:

LENDERS:

KAYNE ANDERSON CAPITAL ADVISORS, LP, as a Lender

By:
Name:
Title:

COMVEST CAPITAL II, L.P., as a Lender

By:
Name:
Title:

Credit Agreement

~~SCHEDULE 1.01(A)~~

~~LENDERS AND LENDERS’ TERM LOAN COMMITMENT~~

~~Lenders~~	~~Term Loan Commitment~~
~~Kayne Anderson Capital Advisors, L.P.~~	~~$~~	~~16,000,000~~
~~Comvest Capital II, L.P.~~	~~$~~	~~8,000,000~~
~~Total~~	~~$~~	~~24,000,000~~